SUB-ITEM 77M
                                    MERGERS

                                AIM FUNDS GROUP

On May 15, 2002, the Boards of Directors/Trustees of AIM Investment Funds ("AIF") and AIM Funds Group ("AFG") approved an Agreement and Plan of Reorganization (the "Agreement"). On September 4, 2002, at a Special Meeting for Shareholders of AIM Global Infrastructure Fund ("Global Infrastructure"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of Global Infrastructure with AIM Global Utilities Fund ("Global Utilities"), an investment portfolio of AFG, (the "Reorganization"). Pursuant to the Agreement on September 23, 2002, all of the assets of Global Infrastructure were transferred to Global Utilities. Global Utilities assumed all of the liabilities of Global Infrastructure and AFG issued Class A shares of Global Utilities to Global Infrastructure Class A shareholders, Class B shares of Global Utilities to Global Infrastructure's Class B shareholders, and Class C shares of Global Utilities to Global Infrastructure's Class C shareholders. The value of each Global Infrastructure shareholder's account with Global Utilities immediately after the Reorganization was the same as the value of such shareholder's account with Global Infrastructure immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

For a more detailed discussion on the merger, please see the attached proxy statement (attached hereto as Attachment A).

                                                                   ATTACHMENT A

                         AIM GLOBAL INFRASTRUCTURE FUND
                      A PORTFOLIO OF AIM INVESTMENT FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                              HOUSTON, TEXAS 77046

                                                                    July 8, 2002

Dear Shareholder:

     Enclosed is a combined proxy statement and prospectus seeking your approval of a proposed combination of AIM Global Infrastructure Fund with AIM Global Utilities Fund. AIM Global Infrastructure Fund ("Infrastructure Fund") is an investment portfolio of AIM Investment Funds, a Delaware business trust. AIM Global Utilities Fund ("Utilities Fund") is an investment portfolio of AIM Funds Group, a Delaware business trust.

     Infrastructure Fund and Utilities Fund both invest in equity and fixed income securities issued by domestic and foreign companies. Those companies conduct business operations in sectors of the global economy that overlap, and the two funds currently hold many of the same securities. A I M Advisors, Inc. serves as the investment adviser to Infrastructure Fund and Utilities Fund. As discussed in the accompanying document, Utilities Fund has generally provided a better long-term return to its shareholders than Infrastructure Fund, and Utilities Fund's ratio of expenses to net assets are lower than those of Infrastructure Fund. Utilities Fund is significantly larger than Infrastructure Fund, and the combined assets of the two funds should provide a more stable asset base for management of the assets of Infrastructure Fund because daily purchases and redemptions of shares should have a less significant impact on the size of the combined fund. The accompanying document describes the proposed transaction and compares the investment policies, operating expenses and performance history of Infrastructure Fund and Utilities Fund. You should review the enclosed materials carefully.

     Shareholders of Infrastructure Fund are being asked to approve an Agreement and Plan of Reorganization by and among AIM Investment Funds, AIM Funds Group, and A I M Advisors, Inc., that will govern the reorganization of Infrastructure Fund into Utilities Fund. After careful consideration, the Board of Trustees of AIM Investment Funds has unanimously approved the proposal and recommends that you vote FOR the proposal.

     If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, or have questions, please notify AIM Investment Funds by calling 1-800-952-3502. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy card in the enclosed envelope which requires no postage if mailed in the United States.

     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder Communications, Inc., reminding you to vote your shares. You may also vote your shares by telephone or on the internet at http://www.aimfunds.com by following the instructions that appear on the enclosed proxy materials.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM

                                          ROBERT H. GRAHAM
                                          Chairman

                         AIM GLOBAL INFRASTRUCTURE FUND
                                 A PORTFOLIO OF
                              AIM INVESTMENT FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 4, 2002

TO THE SHAREHOLDERS OF AIM GLOBAL INFRASTRUCTURE FUND:

     NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of AIM Investment Funds ("AIF") will be held at 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173 on September 4, 2002, at 3:00 p.m., Central Time. At the Special Meeting, shareholders of AIM Global Infrastructure Fund ("Infrastructure Fund"), an investment portfolio of AIF, will be asked to consider the following proposals:

          1. To approve an Agreement and Plan of Reorganization (the "Agreement") by and among AIF, acting on behalf of Infrastructure Fund, AIM Funds Group ("AFG"), acting on behalf of AIM Global Utilities Fund ("Utilities Fund") and A I M Advisors, Inc. The Agreement provides for the combination of Infrastructure Fund with Utilities Fund (the "Reorganization"). Pursuant to the Agreement, all of the assets of Infrastructure Fund will be transferred to Utilities Fund. Utilities Fund will assume all of the liabilities of Infrastructure Fund, and AFG will issue Class A shares of Utilities Fund to Infrastructure Fund's Class A shareholders, Class B shares of Utilities Fund to Infrastructure Fund's Class B shareholders, and Class C shares of Utilities Fund to Infrastructure Fund's Class C shareholders. The value of each Infrastructure Fund shareholder's account with Utilities Fund immediately after the Reorganization will be the same as the value of such shareholder's account with Infrastructure Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No initial sales charge will be imposed in connection with the Reorganization.

          2. To transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     Shareholders of record as of the close of business on June 10, 2002, are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

     SHAREHOLDERS ARE REQUESTED TO EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF AIF. YOU MAY ALSO VOTE YOUR SHARES THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY THE EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO AIF OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          /s/ CAROL F. RELIHAN

                                          CAROL F. RELIHAN
                                          Senior Vice President and Secretary

July 8, 2002

        AIM GLOBAL INFRASTRUCTURE FUND                      AIM GLOBAL UTILITIES FUND
                A PORTFOLIO OF                                   A PORTFOLIO OF
             AIM INVESTMENT FUNDS                                AIM FUNDS GROUP
               11 GREENWAY PLAZA                                11 GREENWAY PLAZA
                   SUITE 100                                        SUITE 100
           HOUSTON, TEXAS 77046-1173                        HOUSTON, TEXAS 77046-1173
           TOLL FREE: (800) 454-0327                        TOLL FREE: (800) 454-0327

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                              DATED: JULY 8, 2002

     This document is being furnished in connection with a special meeting of shareholders of AIM Global Infrastructure Fund ("Infrastructure Fund"), an investment portfolio of AIM Investment Funds ("AIF"), a Delaware business trust, to be held on September 4, 2002 (the "Special Meeting"). At the Special Meeting, the shareholders of Infrastructure Fund are being asked to consider and approve an Agreement and Plan of Reorganization (the "Agreement") by and among AIF, acting on behalf of Infrastructure Fund, AIM Funds Group ("AFG"), acting on behalf of AIM Global Utilities Fund ("Utilities Fund"), and A I M Advisors, Inc., ("AIM Advisors"). The Agreement provides for the combination of Infrastructure Fund with Utilities Fund (the "Reorganization"). THE BOARD OF TRUSTEES OF AIF HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE REORGANIZATION AS BEING IN THE BEST INTERESTS OF THE SHAREHOLDERS OF INFRASTRUCTURE FUND.

     Utilities Fund is an investment portfolio of AFG, an open-end, series management investment company. Pursuant to the Agreement, all of the assets of Infrastructure Fund will be transferred to Utilities Fund, Utilities Fund will assume all of the liabilities of Infrastructure Fund, and AFG will issue Class A shares of Utilities Fund to Infrastructure Fund's Class A shareholders, Class B shares of Utilities Fund to Infrastructure Fund's Class B shareholders, and Class C shares of Utilities Fund to Infrastructure Fund's Class C shareholders. The value of each Infrastructure Fund shareholder's account with Utilities Fund immediately after the Reorganization will be the same as the value of such shareholder's account with Infrastructure Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No initial sales charge will be imposed in connection with the Reorganization.

     The investment objective of Utilities Fund differs from the investment objective of Infrastructure Fund. Utilities Fund seeks high total return, while Infrastructure Fund seeks long-term growth of capital. Both funds seek to achieve their investment objective by investing in a portfolio of equity securities and fixed income securities. See "Comparison of Investment Objectives and Policies."

     This Combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus") sets forth the information that a shareholder of Infrastructure Fund should know before voting on the Agreement. It should be read and retained for future reference.

     The current Prospectus of Infrastructure Fund, dated March 1, 2002, as supplemented March 5, 2002, May 22, 2002, June 7, 2002 and July 1, 2002, (the "Infrastructure Fund Prospectus"), together with the related Statement of Additional Information also dated March 1, 2002, as supplemented March 5, 2002, June 7, 2002 and July 1, 2002, are on file with the Securities and Exchange Commission (the "SEC") and are incorporated by reference herein. The Prospectus of Utilities Fund dated May 1, 2002, as supplemented May 1, 2002 and June 7, 2002, (the "Utilities Fund Prospectus"), and the related Statement of Additional Information dated June 3, 2002, as supplemented June 3, 2002, June 7, 2002, June 28, 2002 and July 1, 2002, have been filed with the SEC and are incorporated by reference herein. A copy of the Utilities Fund Prospectus is attached as Appendix II to this Proxy Statement/Prospectus. The SEC maintains a website at http://www.sec.gov that contains the prospectuses and statements of additional information described above, material incorporated by reference, and other information about AIF and AFG. These documents are also available without charge by writing to A I M Fund Services, Inc., P.O. Box 4739, Houston, Texas 77210-4739, or by calling 1-800-347-4246. Additional information about Infrastructure Fund and Utilities Fund may also be obtained on the internet at http://www.aimfunds.com.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

(AIM LOGO)
                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    4
PROPOSAL 1: APPROVAL OF AGREEMENT AND PLAN OF
  REORGANIZATION............................................    4
SYNOPSIS....................................................    4
  The Reorganization........................................    4
  Reasons for the Reorganization............................    5
  Comparison of Utilities Fund and Infrastructure Fund......    5
RISK FACTORS................................................    9
  Comparative Risks.........................................    9
  Risks Associated with Utilities Fund......................    9
COMPARISON OF INVESTMENT OBJECTIVES AND POLICIES............   10
  Investment Objectives of Utilities Fund and Infrastructure
     Fund...................................................   10
  Investment Policies of Utilities Fund.....................   10
  Investment Policies of Infrastructure Fund................   10
  Utilities Fund Portfolio Management.......................   11
  Management's Discussion and Analysis of Performance.......   11
FINANCIAL HIGHLIGHTS........................................   11
ADDITIONAL INFORMATION ABOUT THE AGREEMENT..................   15
  Terms of the Reorganization...............................   15
  The Reorganization........................................   15
  Board Considerations......................................   15
  Other Terms...............................................   17
  Federal Tax Consequences..................................   17
  Accounting Treatment......................................   19
ADDITIONAL INFORMATION ABOUT UTILITIES FUND AND
  INFRASTRUCTURE FUND.......................................   19
RIGHTS OF SHAREHOLDERS......................................   19
OWNERSHIP OF INFRASTRUCTURE FUND AND UTILITIES FUND
  SHARES....................................................   20
  Significant Holders.......................................   20
  Share Ownership by Executive Officers and Trustees........   21
CAPITALIZATION..............................................   22
LEGAL MATTERS...............................................   23
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   23

APPENDIX I..................................Agreement and Plan of Reorganization

APPENDIX II.........................................Prospectus of Utilities Fund

APPENDIX III.................Utilities Fund Discussion & Analysis of Performance

     The AIM Family of Funds, AIM and Design, AIM, AIM Funds, AIM Funds and Design, AIM Investor, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con DISCIPLINA and Invest with DISCIPLINE are registered service marks, and AIM Bank Connection, AIM Internet Connect, AIM Private Asset Management, AIM Private Asset Management and Design, AIM Stylized and/or Design, AIM Alternative Assets and Design, myaim.com, The AIM College Savings Plan, AIM Solo 401(k) and AIM Lifetime America are service marks of A I M Management Group Inc.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Trustees of AIF for use at the Special Meeting of Shareholders to be held at 11 Greenway Plaza, Suite 100, Houston, TX 77046, on September 4, 2002, at 3:00 p.m., Central Time (such meeting and any adjournments thereof are referred to as the "Special Meeting").

     All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, shares represented by proxies will be voted FOR the proposal to approve the Agreement and in accordance with management's recommendation on other matters. The presence in person or by proxy of one-third of the outstanding shares of beneficial interest in Infrastructure Fund at the Special Meeting will constitute a quorum. Approval of the Agreement by Infrastructure Fund requires the affirmative vote of a majority of the shares cast by shareholders of Infrastructure Fund. Abstentions and broker non-votes will be counted as shares present at the Special Meeting for quorum purposes, but will not be considered votes cast at the Special Meeting. Broker non-votes arise from a proxy returned by a broker holding shares for a customer which indicates that the broker has not been authorized by the customer to vote on a proposal. Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Secretary of AIF. In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw his or her proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meeting in the discretion of the proxies or their substitutes.

     Shareholders of record as of the close of business on June 10, 2002 (the "Record Date"), are entitled to vote at the Special Meeting. On the Record Date, there were 1,288,743.46 Class A shares, 1,144,795.82 Class B shares, and 40,089.40 Class C shares of Infrastructure Fund outstanding. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

     AIF has engaged the services of Georgeson Shareholder Communications, Inc. ("GSC") to assist it in the solicitation of proxies for the Special Meeting. AIF expects to solicit proxies principally by mail, but AIF or GSC may also solicit proxies by telephone, facsimile or personal interview. AIF's officers will not receive any additional or special compensation for any such solicitation. The cost of the Reorganization is expected to be approximately $71,400. Infrastructure Fund and Utilities Fund will each bear their own costs and expenses incurred in connection with the Reorganization.

     AIF intends to mail this Proxy Statement/Prospectus and the accompanying proxy on or about July 8, 2002.

                                  PROPOSAL 1:

                APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION

                                    SYNOPSIS

THE REORGANIZATION

     The Reorganization will result in the combination of Infrastructure Fund with Utilities Fund. Infrastructure Fund is a portfolio of AIF, a Delaware business trust. Utilities Fund is a portfolio of AFG, a Delaware business trust.

     If shareholders of Infrastructure Fund approve the Agreement and other closing conditions are satisfied, all of the assets of Infrastructure Fund will be transferred to Utilities Fund, Utilities Fund will assume all of the liabilities of Infrastructure Fund, and AFG will issue Class A shares of Utilities Fund to Infrastructure Fund's Class A shareholders, Class B shares of Utilities Fund to Infrastructure Fund's Class B shareholders and Class C shares of Utilities Fund to Infrastructure Fund's Class C shareholders. The shares of Utilities Fund issued in the Reorganization will have an aggregate net asset value equal to the value of Infrastructure Fund's net assets transferred to Utilities Fund. Shareholders will not pay any initial sales charge for shares of Utilities Fund received in connection with the Reorganization. The value of each shareholder's account with Utilities Fund immediately after the Reorganization will be the same as the value of such shareholder's account with Infrastructure Fund immediately prior to the Reorganization. A copy of the Agreement is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreement" below.

     Infrastructure Fund will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP, to the effect that the Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay Federal income taxes as a result of the Reorganization. See "Additional Information About the Agreement -- Federal Tax Consequences" below.

REASONS FOR THE REORGANIZATION

     The Board of Trustees of AIF, including the independent trustees, has determined that the reorganization of Infrastructure Fund into Utilities Fund is in the best interests of Infrastructure Fund and its shareholders and that the interests of the shareholders of Infrastructure Fund will not be diluted as a result of the Reorganization.

     In making its determination, the Board of Trustees noted that the two funds' investment objectives are different. However, both funds invest in equity and debt securities issued by domestic and foreign companies that generally operate in sectors of the global economy that overlap. As a result, the funds currently have similar holdings. The Board of Trustees noted that Utilities Fund has outperformed Infrastructure Fund, providing a better long-term total return to shareholders. The total operating expenses of Utilities Fund, expressed as a percentage of assets, are lower than those of Infrastructure Fund. Utilities Fund is also significantly larger than Infrastructure Fund. Although past performance does not guarantee future results, the combination of better long-term performance and lower expenses should make Utilities Fund a better investment for Infrastructure Fund shareholders.

COMPARISON OF UTILITIES FUND AND INFRASTRUCTURE FUND

  INVESTMENT OBJECTIVE AND POLICIES

     Utilities Fund seeks to achieve high total return by investing, normally, at least 80% of its assets in securities of domestic and foreign public utility companies. Utilities Fund may also invest in non-utility securities, but generally invests in securities of companies that derive revenues from utility-related activities such as providing services, equipment or fuel sources to utilities. Such companies may include those that provide maintenance services to electric, telephone or natural gas utilities; companies that provide energy sources such as coal or uranium; fuel services and equipment companies; companies that provide pollution control for water utilities; and companies that build pipelines or turbines which help produce electricity.

     Infrastructure Fund seeks to achieve long-term growth of capital by investing, normally, at least 80% of its assets in equity securities of domestic and foreign infrastructure companies. Infrastructure Fund considers an "infrastructure company" to be one that (1) derives at least 50% of its revenues or earnings from infrastructure activities; or (2) devotes at least 50% of its assets to such activities, based on its most recent fiscal year. Such companies include those that design, develop, or provide products and services significant to a country's infrastructure (such as transportation systems, communications equipment and services, nuclear power and other energy sources, water supply, and oil, gas, and coal exploration). The fund may invest up to 35% of its assets in debt securities issued by infrastructure companies, and up to 20% of its assets in equity and debt securities of other companies the portfolio managers believe will benefit from development in the infrastructure industry.

  INVESTMENT ADVISORY SERVICES

     AIM Advisors serves as investment adviser to both Infrastructure Fund and Utilities Fund.

  PERFORMANCE

     Average annual total returns for the periods indicated for Class A shares of Utilities Fund and Infrastructure Fund, including sales charges, are shown below. Past performance cannot guarantee comparable future results.

                                                         UTILITIES FUND   INFRASTRUCTURE FUND
                                                         CLASS A SHARES     CLASS A SHARES
                                                         --------------   -------------------
1 Year Ended December 31, 2001.........................      (32.28)%           (41.44)%
5 Years Ended December 31, 2001........................        4.91%             (5.20)%
10 Years Ended December 31, 2001 or Since Inception*...        7.11%              0.34%

---------------

* Inception date for Infrastructure Fund Class A shares is May 31, 1994.

  EXPENSES

     A comparison of annual operating expenses as a percentage of net assets ("Expense Ratio"), based on the fiscal year ended October 31, 2001, for the Class A, Class B and Class C shares of Infrastructure Fund and for the fiscal year ended December 31, 2001, for the Class A, Class B and Class C shares of Utilities Fund are shown below. Pro forma estimated Expense Ratios of Utilities Fund giving effect to the Reorganization are also provided.

                                                                                                 UTILITIES FUND
                                   INFRASTRUCTURE FUND             UTILITIES FUND              PRO FORMA ESTIMATED
                               ---------------------------   ---------------------------   ---------------------------
                               CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C   CLASS A   CLASS B   CLASS C
                               SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES    SHARES
                               -------   -------   -------   -------   -------   -------   -------   -------   -------
SHAREHOLDER TRANSACTION
  EXPENSES
Maximum sales load imposed on
  purchase of shares (as a
  percentage of offering
  price).....................   4.75%     None      None      5.50%     None      None      5.50%     None      None
Deferred Sales Load (as a
  percentage of original
  purchase price or
  redemption proceeds, as
  applicable)................   None(1)   5.00%     1.00%     None(1)   5.00%     1.00%     None(1)   5.00%     1.00%
ANNUAL OPERATING EXPENSES (AS
  A % OF NET ASSETS)
Management fees..............   0.98%     0.98%     0.98%     0.56%     0.56%     0.56%     0.55%     0.55%     0.55%
Distribution and/or Service
  (12b-1) Fees...............   0.50%     1.00%     1.00%     0.25%     1.00%     1.00%     0.25%     1.00%     1.00%
Other expenses...............   0.93%     0.93%     0.93%     0.32%(2)  0.32%(2)  0.32%(2)  0.34%(2)  0.34%(2)  0.34%(2)
                                ----      ----      ----      ----      ----      ----      ----      ----      ----
        Total fund operating
          expenses(3)........   2.41%(4)  2.91%(4)  2.91%(4)  1.13%     1.88%     1.88%     1.14%(5)  1.89%(5)  1.89%(5)

---------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1% contingent deferred sales charge ("CDSC") at the time of redemption.

(2) Other Expenses have been restated to reflect expense arrangements in effect as of March 4, 2002.

(3) There is no guarantee that actual expenses will be the same as those shown in the table.

(4) AIM has agreed to limit, voluntarily, Total Annual Fund Operating Expenses of Infrastructure Fund (excluding interest, taxes, dividend expenses on short sales, merger transaction costs, extraordinary items and increases due to expense offset arrangements, if any) on Class A, Class B, and Class C shares to 2.00%, 2.50%, and 2.50%, respectively.

(5) Upon consummation of the Reorganization, AIM has agreed to waive, voluntarily, 0.02% of the management fees it is entitled to receive from Utilities Fund. Total Annual Fund Operating Expenses net of this voluntary arrangement are estimated to be 1.12%, 1.87%, and 1.87% for Class A, Class B, and Class C, respectively.

  HYPOTHETICAL EXAMPLE OF EFFECT OF EXPENSES

     An investor would have directly or indirectly paid the following expenses on a $10,000 investment under the existing and estimated fees and expenses stated above, assuming a 5% annual return.

                                                              ONE    THREE     FIVE     TEN
                                                              YEAR   YEARS    YEARS    YEARS
                                                              ----   ------   ------   ------
INFRASTRUCTURE FUND
  Class A shares(1).........................................  $708   $1,191   $1,699   $3,091
  Class B shares:
     Assuming complete redemption at end of period(2).......  $794   $1,201   $1,733   $3,115
     Assuming no redemption.................................  $294   $  901   $1,533   $3,115
  Class C shares:
     Assuming complete redemption at end of period(2).......  $394   $  901   $1,533   $3,233
     Assuming no redemption.................................  $294   $  901   $1,533   $3,233
UTILITIES FUND
  Class A shares(1).........................................  $659   $  889   $1,138   $1,849
  Class B shares:
     Assuming complete redemption at end of period(2).......  $691   $  891   $1,216   $2,005
     Assuming no redemption.................................  $191   $  591   $1,016   $2,005
  Class C shares:
     Assuming complete redemption at end of period(2).......  $291   $  591   $1,016   $2,201
     Assuming no redemption.................................  $191   $  591   $1,016   $2,201
COMBINED FUND
  Class A shares(1).........................................  $660   $  892   $1,143   $1,860
  Class B shares:
     Assuming complete redemption at end of period(2).......  $692   $  894   $1,221   $2,016
     Assuming no redemption.................................  $192   $  594   $1,021   $2,016
  Class C shares:
     Assuming complete redemption at end of period(2).......  $292   $  594   $1,021   $2,212
     Assuming no redemption.................................  $192   $  594   $1,021   $2,212

---------------

(1) Assumes payment of maximum sales charge by the investor.

(2) Assumes payment of the applicable CDSC.

     THE "HYPOTHETICAL EXAMPLE" IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. THE FUNDS' ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT THE FUNDS' PROJECTED OR ACTUAL PERFORMANCE.

     The actual expenses attributable to each class of a fund's shares will depend upon, among other things, the level of average net assets and the extent to which a fund incurs variable expenses, such as transfer agency costs.

  SALES CHARGES

     No sales charges are applicable to shares of Utilities Fund received in connection with the Reorganization. The initial sales charge applicable to Class A shares of Utilities Fund is higher than the initial sales charge applicable to Class A shares of Infrastructure Fund. Shareholders of Infrastructure Fund who choose to purchase additional Class A shares of Utilities Fund after the Reorganization will be charged the higher initial sales charge applicable to Class A shares of Utilities Fund.

     Utilities Fund Class A shares, which will be issued to Infrastructure Fund Class A shareholders pursuant to the Agreement, are sold at net asset value plus an initial sales charge of 5.50%. Utilities Fund Class B shares are offered at net asset value, without an initial sales charge, and are subject to a maximum contingent deferred sales charge of 5.00% on certain redemptions made within six years from the date such shares were purchased. Utilities Fund Class C shares are offered at net asset value, without an initial sales charge, and are subject to a maximum contingent deferred sales charge of 1.00% on certain redemptions made within one year from the date such shares were purchased.

     Utilities Fund pays a fee in the amount of 0.25% of the average daily net assets of Class A shares to A I M Distributors, Inc. ("AIM Distributors") for distribution services. Utilities Fund pays AIM Distributors fees at an annual rate of 1.00% of the average daily net assets attributable to the Class B shares and Class C shares for distribution services. For more information, see the discussion under the heading "Shareholder Information-Distribution and Service (12b-1) Fees" in the Utilities Fund Prospectus attached as Appendix II to this Proxy Statement/Prospectus.

     The Class A shares of Infrastructure Fund are sold at net asset value plus an initial sales charge of 4.75%. Infrastructure Fund Class B shares are offered at net asset value without an initial sales charge and are subject to a maximum contingent deferred sales charge of 5.00% on certain redemptions made within six years from the date such shares were purchased. Infrastructure Fund Class C shares are offered at net asset value, without an initial sales charge, and are subject to a maximum contingent deferred sales charge of 1.00% on certain redemptions made within one year from the date such shares were purchased.

     AIM Distributors is entitled to receive from Infrastructure Fund a fee in the amount of 0.50% of average daily net assets of the Class A shares for distribution services. Infrastructure Fund pays AIM Distributors at an annual rate of 1.00% of the average daily net assets attributable to the Class B shares and Class C shares for distribution services.

  DISTRIBUTION; PURCHASE, EXCHANGE AND REDEMPTION

     Shares of Utilities Fund and Infrastructure Fund are both distributed by AIM Distributors. Purchase and redemption procedures are the same for both funds. Generally, shares of both funds may be exchanged for shares of other funds within The AIM Family of Funds(R) of the same class.

  FURTHER INFORMATION

     Additional information concerning Utilities Fund is contained in this Proxy Statement/Prospectus and in the current prospectus for Utilities Fund that is attached hereto as Appendix II. Further information concerning Infrastructure Fund can be found in its prospectus which has been made part of this Proxy Statement/Prospectus by reference. See the cover page for more information on how to obtain further information.

                                  RISK FACTORS

COMPARATIVE RISKS

     Utilities Fund and Infrastructure Fund both invest in debt and equity securities of domestic and foreign companies. Accordingly, many of the risks associated with an investment in Utilities Fund are the same as the risks associated with an investment in Infrastructure Fund.

     However, Utilities Fund and Infrastructure Fund each invest primarily in the securities of issuers engaged in particular industries. As a result, the value of each fund's shares are particularly vulnerable to factors affecting those particular industries. After the reorganization, Utilities Fund will continue to invest primarily in the securities of domestic and foreign utility companies, although it is permitted to hold securities of issuers who are infrastructure companies. The market sector focus of Utilities Fund may make its share price more volatile than that of Infrastructure Fund.

RISKS ASSOCIATED WITH UTILITIES FUND

     There is a risk that you could lose all or a portion of your investment in Utilities Fund and that the income you may receive from the fund may vary. The value of your investment in Utilities Fund will go up and down with the prices of the securities in which the fund invests. The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. Interest rate increases can cause the price of a debt security to decrease. The longer a debt security's duration, the more sensitive it is to this risk. The issuer of a security may default or otherwise be unable to honor a financial obligation.

     The value of Utilities Fund's shares are particularly vulnerable to factors affecting the utility company industry, such as substantial economic, operational, competitive, or regulatory changes. Such changes may, among other things, increase compliance costs or the costs of doing business. In addition, increases in fuel, energy and other prices have historically limited the growth potential of utility companies. Because Utilities Fund focuses its investments in the public utility industry, the value of your shares may rise and fall more than the value of shares of a fund that invests more broadly.

     Because it is non-diversified, Utilities Fund may invest in fewer issuers than if it were a diversified fund. The value of Utilities Fund's shares may vary more widely, and the fund may be subject to greater investment and credit risk, than if the fund invested more broadly.

     The prices of foreign securities may be further affected by other factors including:

          Currency exchange rates -- The dollar value of Utilities Fund's foreign investments will be affected by changes in the exchange rates between the dollar and the currencies in which those investments are valued.

          Political and economic conditions -- The value of Utilities Fund's foreign investments may be adversely affected by political and social instability in other countries and by changes in economic or taxation policies in those countries.

          Regulations -- Foreign companies generally are subject to less stringent regulations, including financial and accounting controls, than are U.S. companies. As a result, there generally is less publicly available information about foreign companies than about U.S. companies.

          Markets -- The securities markets of other countries are smaller than U.S. securities markets. As a result, many foreign securities may be less liquid and more volatile than U.S. securities.

     These factors may affect the prices of securities issued by foreign companies located in developing countries more than those in countries with mature economies. For example, many developing countries have, in the past, experienced high rates of inflation or sharply devalued their currencies against the U.S. dollar, thereby causing the value of investments in companies located in those countries to decline.

Transaction costs are often higher in developing countries and there may be delays in settlement procedures.

     Utilities Fund currently participates in the initial public offering (IPO) market, and a significant portion of its returns currently are attributable to its investment in IPOs, which have a magnified impact due to its small asset base. As its assets grow, it is probable that the effect of the fund's investment in IPOs on its total returns will decline.

                COMPARISON OF INVESTMENT OBJECTIVES AND POLICIES

INVESTMENT OBJECTIVES OF UTILITIES FUND AND INFRASTRUCTURE FUND

     The investment objective of Utilities Fund is to achieve high total return. The investment objective of Infrastructure Fund is long-term growth of capital.

INVESTMENT POLICIES OF UTILITIES FUND

     Utilities Fund seeks to meet its investment objective by investing, normally, at least 80% of its assets in securities of domestic and foreign public utility companies. The fund may also invest in non-utility securities, but generally invests in securities of companies that derive revenues from utility-related activities such as providing services, equipment or fuel sources to utilities. Such companies may include those that provide maintenance services to electric, telephone or natural gas utilities; companies that provide energy sources such as coal or uranium; fuel services and equipment companies; companies that provide pollution control for water utilities; and companies that build pipelines or turbines which help produce electricity.

     The fund may invest up to 80% of its total assets in foreign securities, including securities of issuers located in developing countries. Developing countries are those that are in the initial stages of their industrial cycles. The fund normally invests in the securities of companies located in at least four different countries, including the United States. The fund may invest up to 25% of its total assets in convertible securities. The fund may also invest up to 25% of its total assets in lower-quality debt securities, i.e., "junk bonds."

     The fund is non-diversified. This means that with respect to 50% of its assets, it is permitted to invest more than 5% of its assets in the securities of any one issuer. The portfolio managers focus on securities that have favorable prospects for high total return. The portfolio managers consider whether to sell a particular security when any of those factors materially changes.

INVESTMENT POLICIES OF INFRASTRUCTURE FUND

     Infrastructure Fund seeks to meet its investment objective by investing, normally, at least 80% of its assets in equity securities of domestic and foreign infrastructure companies. The fund considers an "infrastructure company" to be one that (1) derives at least 50% of its revenues or earnings from infrastructure activities; or (2) devotes at least 50% of its assets to such activities, based on its most recent fiscal year. Such companies include those that design, develop, or provide products and services significant to a country's infrastructure (such as transportation systems, communications equipment and services, nuclear power and other energy sources, water supply, and oil, gas, and coal exploration). The fund may invest up to 35% of its assets in debt securities issued by infrastructure companies, and up to 20% of its assets in equity and debt securities of other companies the portfolio managers believe will benefit from developments in the infrastructure industry.

     The fund normally invests in the securities of companies located in at least three different countries, including the United States, and may invest a significant portion of its assets in the securities of U.S. issuers. However, the fund will invest no more than 50% of its total assets in the securities of issuers in any one country, other than the U.S. The fund may invest in companies located in developing countries, i.e., those that are in the initial stages of their industrial cycles. The fund may also invest up to 20% of its total assets in lower-quality debt securities, i.e., "junk bonds."

UTILITIES FUND PORTFOLIO MANAGEMENT

     AIM Advisors uses a team approach to investment management. The individual members of the team who are primarily responsible for the management of Utilities Fund's portfolio are

     - Robert G. Alley, Senior Portfolio Manager, who has been responsible for the fund since 1992 and has been associated with the adviser and/or its affiliates since 1992,

     - Claude C. Cody IV, Senior Portfolio Manager, who has been responsible for the fund since 1992 and has been associated with the adviser and/or its affiliates since 1992,

     - Jan H. Friedli, Senior Portfolio Manager, who has been responsible for the fund since 2000 and has been associated with the adviser and/or its affiliates since 1999. From 1997 to 1999, he was global fixed-income portfolio manager for Nicholas-Applegate Capital Management. From 1994 to 1997, he was an international fixed-income trader and analyst for Strong Capital Management,

     - Craig A. Smith, Senior Portfolio Manager, who has been responsible for the fund since 1996 and has been associated with the adviser and/or its affiliates since 1989, and

     - Meggan M. Walsh, Senior Portfolio Manager, who has been responsible for the fund since 1998 and has been associated with the adviser and/or its affiliates since 1991.

     More information on the fund's management team may be found on our website (http://www.aimfunds.com).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PERFORMANCE

     A discussion of the performance of Utilities Fund for the fiscal year ended December 31, 2001, is set forth in Appendix III to this Proxy
Statement/Prospectus.

                              FINANCIAL HIGHLIGHTS

     Shown below are financial highlights for a Class A, Class B, and Class C share of Utilities Fund outstanding during each of the five fiscal years ended December 31, 1997 through December 31, 2001. This information has been audited by AFG's independent accountants whose unqualified report on the financial statements of Utilities Fund is included in its annual report to shareholders for the fiscal year ended December 31, 2001. Utilities Fund's annual report to shareholders dated December 31, 2001, is available without charge upon request made to AFG at the address or telephone number appearing on the cover page of this Proxy Statement/Prospectus.

                         UTILITIES FUND CLASS A SHARES


                                                       YEAR ENDED DECEMBER 31,
                                      ----------------------------------------------------------
                                      2001(a)          2000(a)    1999(a)      1998       1997
                                      --------         --------   --------   --------   --------
Net asset value, beginning of
  period............................  $  22.45         $  26.08   $  21.01   $  19.26   $  16.01
                                      --------         --------   --------   --------   --------
Income from investment operations:
  Net investment income.............      0.29(b)          0.33       0.38       0.48       0.47
  Net gains (losses) on securities
     (both realized and
     unrealized)....................     (6.63)           (1.00)      6.60       2.53       3.26
                                      --------         --------   --------   --------   --------
          Total from investment
            operations..............     (6.34)           (0.67)      6.98       3.01       3.73
                                      --------         --------   --------   --------   --------
Less distributions:
  Dividends from net investment
     income.........................     (0.29)           (0.28)     (0.35)     (0.46)     (0.47)
  Distributions from net realized
     gains..........................     (0.18)           (2.68)     (1.56)     (0.80)     (0.01)
                                      --------         --------   --------   --------   --------
          Total distributions.......     (0.47)           (2.96)     (1.91)     (1.26)     (0.48)
                                      --------         --------   --------   --------   --------
          Net asset value, end of
            period..................  $  15.64         $  22.45   $  26.08   $  21.01   $  19.26
                                      ========         ========   ========   ========   ========
Total return(c).....................    (28.33)%          (2.54)%    34.15%     16.01%     23.70%
Ratios/supplemental data:
  Net assets, end of period (000s
     omitted).......................  $171,432         $267,200   $238,432   $196,665   $179,456
  Ratio of expenses to average net
     assets.........................      1.12%(d)         1.03%      1.10%      1.06%      1.13%
  Ratio of net investment income to
     average net assets.............      1.53%(b)(d)      1.23%      1.69%      2.39%      2.79%
  Portfolio turnover rate...........        19%              52%        37%        38%        26%

---------------

(a)  Calculated using average shares outstanding.

(b) As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premiums on debt securities. Had the Fund not amortized premiums on debt securities, the net investment income per share would have been $0.30 and the ratio of net investment income to average net assets would have been 1.57%. In accordance with the AICPA Audit and Accounting Guide for Investment Companies, per share and ratios for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.

(c)  Does not includes sales charges.

(d)  Ratios are based on average daily net assets of $217,585,019.

                         UTILITIES FUND CLASS B SHARES


                                                        YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------
                                        2001(a)         2000(a)    1999(a)      1998      1997
                                        -------         --------   --------   --------   -------
Net asset value, beginning of
  period..............................  $ 22.38         $  26.03   $  20.98   $  19.24   $ 16.01
                                        -------         --------   --------   --------   -------
Income from investment operations:
  Net investment income...............     0.15(b)          0.13       0.21       0.33      0.34
  Net gains (losses) on securities
     (both realized and unrealized)...    (6.60)           (1.01)      6.59       2.53      3.25
                                        -------         --------   --------   --------   -------
          Total from investment
            operations................    (6.45)           (0.88)      6.80       2.86      3.59
                                        -------         --------   --------   --------   -------
Less distributions:
  Dividends from net investment
     income...........................    (0.15)           (0.09)     (0.19)     (0.32)    (0.35)
  Distributions from net realized
     gains............................    (0.18)           (2.68)     (1.56)     (0.80)    (0.01)
                                        -------         --------   --------   --------   -------
          Total distributions.........    (0.33)           (2.77)     (1.75)     (1.12)    (0.36)
                                        -------         --------   --------   --------   -------
          Net asset value, end of
            period....................  $ 15.60         $  22.38   $  26.03   $  20.98   $ 19.24
                                        =======         ========   ========   ========   =======
Total return(c).......................   (28.87)%          (3.28)%    33.16%     15.14%    22.74%
Ratios/supplemental data:
  Net assets, end of period (000s
     omitted).........................  $94,615         $160,820   $142,632   $111,866   $94,227
  Ratio of expenses to average net
     assets...........................     1.88%(d)         1.80%      1.84%      1.81%     1.91%
  Ratio of net investment income to
     average net assets...............     0.78%(b)(d)      0.46%      0.95%      1.64%     2.01%
  Portfolio turnover rate.............       19%              52%        37%        38%       26%

---------------

(a)  Calculated using average shares outstanding.

(b) As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premiums on debt securities. Had the Fund not amortized premiums on debt securities, the net investment income per share would have been the same and the ratio of net investment income to average net assets would have been 0.81%. In accordance with the AICPA Audit and Accounting Guide for Investment Companies, per share and ratios for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.

(c)  Does not include contingent deferred sales charges.

(d)  Ratios are based on average daily net assets of $130,913,088.

                         UTILITIES FUND CLASS C SHARES


                                                                                       AUGUST 4,
                                                                                         1997
                                                                                      (DATE SALES
                                                  YEAR ENDED DECEMBER 31,             COMMENCED) TO
                                         ------------------------------------------   DECEMBER 31,
                                         2001(a)         2000(a)   1999(a)    1998        1997
                                         -------         -------   -------   ------   -------------
Net asset value, beginning of period...  $ 22.37         $ 26.02   $20.97    $19.24      $17.67
                                         -------         -------   ------    ------      ------
Income from investment operations:
  Net investment income................     0.15(b)         0.13     0.21      0.33        0.13
  Net gains (losses) on securities
     (both realized and unrealized)....    (6.60)          (1.01)    6.59      2.52        1.58
                                         -------         -------   ------    ------      ------
          Total from investment
            operations.................    (6.45)          (0.88)    6.80      2.85        1.71
                                         -------         -------   ------    ------      ------
Less distributions:
  Dividends from net investment
     income............................    (0.15)          (0.09)   (0.19)    (0.32)      (0.13)
  Distributions from net realized
     gains.............................    (0.18)          (2.68)   (1.56)    (0.80)      (0.01)
                                         -------         -------   ------    ------      ------
          Total distributions..........    (0.33)          (2.77)   (1.75)    (1.12)      (0.14)
                                         -------         -------   ------    ------      ------
          Net asset value, end of
            period.....................  $ 15.59         $ 22.37   $26.02    $20.97      $19.24
                                         =======         =======   ======    ======      ======
Total return(c)........................   (28.88)%         (3.28)%  33.18%    15.09%       9.74%
Ratios/supplemental data:
  Net assets, end of period (000s
     omitted)..........................  $11,679         $17,727   $6,702    $2,994      $1,183
  Ratio of expenses to average net
     assets............................     1.88%(d)        1.80%    1.84%     1.81%       1.90%(e)
  Ratio of net investment income to
     average net assets................     0.78%(b)(d)     0.46%    0.95%     1.64%       2.02%(e)
  Portfolio turnover rate..............       19%             52%      37%       38%         26%

---------------

(a)  Calculated using average shares outstanding.

(b) As required, effective January 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premiums on debt securities. Had the Fund not amortized premiums on debt securities, the net investment income per share would have been the same and the ratio of net investment income to average net assets would have been 0.81%. In accordance with the AICPA Audit and Accounting Guide for Investment Companies, per share and ratios for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.

(c) Does not include contingent deferred sales charges and is not annualized for periods less than one year.

(d)  Ratios are based on average daily net assets of $15,035,993.

(e)  Annualized.

                   ADDITIONAL INFORMATION ABOUT THE AGREEMENT

TERMS OF THE REORGANIZATION

     The terms and conditions under which the Reorganization may be consummated are set forth in the Agreement. Significant provisions of the Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATION

     Utilities Fund will acquire all of the assets of Infrastructure Fund in exchange for shares of Utilities Fund and the assumption by Utilities Fund of the liabilities of Infrastructure Fund. Consummation of the Reorganization (the "Closing") is expected to occur on September 23, 2002, at 8:00 a.m. Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the NYSE on September 20, 2002.

     At the Effective Time, all of the assets of Infrastructure Fund shall be delivered to the Custodian for the account of Utilities Fund in exchange for the assumption by Utilities Fund of all of the liabilities of any kind of Infrastructure Fund and delivery by AFG directly to (i) Infrastructure Fund Class A shareholders of a number of Utilities Fund Class A shares and to (ii) Infrastructure Fund Class B shareholders of a number of Utilities Fund Class B shares and to (iii) Infrastructure Fund Class C shareholders of a number of Utilities Fund Class C shares, having an aggregate net asset value equal to the net value of the assets of Infrastructure Fund transferred.

BOARD CONSIDERATIONS

     The Board of Trustees of AIF has determined that the Reorganization of Infrastructure Fund is in the best interests of the shareholders of Infrastructure Fund and will not dilute the interests of Infrastructure Fund's shareholders. The Board of Trustees recommends approval of the Agreement by the shareholders of Infrastructure Fund at the Special Meeting. A summary of the information that was presented to, and considered by, the Board of Trustees in making its determination is provided below.

     At a meeting of the Board of Trustees held on May 14-15, 2002, AIM Advisors proposed that the Board of Trustees consider the Reorganization of Infrastructure Fund into Utilities Fund. The Trustees received from AIM Advisors written materials that contained information concerning Infrastructure Fund and Utilities Fund, including comparative total return and fee and expense information, a comparison of the investment objectives of Infrastructure Fund and Utilities Fund and pro forma expense ratios of Utilities Fund. AIM Advisors also provided the trustees with written materials concerning the structure of the proposed Reorganization and the Federal tax consequences of the Reorganization as well as the de minimis nature of the costs of the Reorganization.

     In considering the Reorganization, the Board of Trustees noted that Infrastructure Fund and Utilities Fund have different investment objectives. However, both funds invest in equity and fixed income securities to achieve their investment objectives and the companies in which the funds invest generally operate in sectors of the global economy that overlap. As a result, as of December 31, 2001, 65% of the securities held in Infrastructure Fund are also held in Utilities Fund.

     Utilities Fund is significantly larger than Infrastructure Fund. It had total net assets at February 28, 2002, of approximately $249 million, compared with total net assets for Infrastructure Fund of approximately $19 million. Infrastructure Fund experienced net redemptions of its shares in the amount of approximately $5 million during the twelve month period ended December 31, 2001. The combined assets of the two funds involved in the reorganization should provide a more stable base for management of the assets of Infrastructure Fund because daily purchases and redemptions of shares should have a less significant impact on the size of the combined fund.

     The Board of Trustees considered the performance of Infrastructure Fund in relation to the performance of Utilities Fund, noting that Utilities Fund has generally provided a higher long-term total return to its shareholders. As of December 2001, the Lipper Inc. rankings for Utilities Fund and Infrastructure Fund were as follows:

                                  LIPPER RANK
                                (PERCENTILE)(1)

                                                      1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                      ------   -------   -------   --------
Utilities Fund(2)...................................    84%      58%       72%        74%
Infrastructure Fund(3)..............................    98%      98%       98%       N/A

---------------

(1) Under the Lipper ranking system, the lower the percentile rank, the better the performance.

(2) Lipper places Utilities Fund in the Utilities category.

(3) Lipper places Infrastructure Fund in the Global Funds category.

     The Board considered the operating expenses incurred by the two funds. The total operating expenses of Infrastructure Fund, expressed as a percentage of average daily net assets, are higher than the total operating expenses of Utilities Fund. AIM Advisors reported to the Board of Trustees that it intends to waive, voluntarily, 0.02% of the advisory fees it is entitled to receive from Utilities Fund upon the consummation of the Reorganization. As a result, on a pro forma basis, the total operating expense ratios for Utilities Fund Class A shares, Class B shares and Class C shares are expected to be approximately 0.88%, 0.63% and 0.63% lower than the total operating expense ratios for the respective Infrastructure Fund classes of shares, after fee waivers and expense reimbursements.

     AIM Advisors noted that Utilities Fund's better long-term performance and lower expense ratio should make Utilities Fund a better investment for shareholders than Infrastructure Fund.

     The Reorganization may result in reduced revenues for AIM Advisors, since AIM Advisors receives lower management fees on the assets presently held by Utilities Fund. However, AIM Advisors could also benefit in the future if the assets of the combined fund grow faster than the assets of the individual funds would have grown in the absence of the Reorganization.

     In addition, the Board of Trustees noted that no initial sales or other charges would be imposed on any of the shares of Utilities Fund issued to the shareholders of Infrastructure Fund in connection with the Reorganization. Finally, the Board of Trustees reviewed the principal terms of the Agreement. The Board of Trustees noted that Infrastructure Fund would be provided with an opinion of counsel that the Reorganization would be tax-free as to Infrastructure Fund and its shareholders.

     Based on the foregoing, and the information presented to it at the meeting on May 14-15, 2002, the Board of Trustees determined that the Reorganization will not dilute the interests of the shareholders of Infrastructure Fund and is in the best interest of the Infrastructure Fund shareholders in view of the better performance and lower operating expenses of Utilities Fund. Therefore, the Board of Trustees recommended the approval of the Reorganization by the shareholders of Infrastructure Fund.

     At a meeting of the Board of Trustees of Utilities Fund held on May 14-15, 2002, the Board recommended approval of the Reorganization by the shareholders of Utilities Fund. The Board of Trustees of Utilities Fund noted that AIM has agreed to waive, voluntarily, 0.02% of its advisory fee to offset any potential increase in Utilities Fund's expense ratios attributable to the Reorganization. The Board of Trustees determined that the Reorganization was in the best interests of the shareholders of Utilities Fund and that the Reorganization will not dilute the interests of Utilities Fund's shareholders.

OTHER TERMS

     The Agreement may be amended without shareholder approval by mutual agreement of AIF and AFG. If any amendment is made to the Agreement which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval.

     Each of AIF and AFG has made representations and warranties in the Agreement that are customary in matters such as the Reorganization. The obligations of AIF and AFG pursuant to the Agreement with respect to Infrastructure Fund or Utilities Fund are subject to various conditions, including the following:

     - the assets of Infrastructure Fund to be acquired by Utilities Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Infrastructure Fund immediately prior to the Reorganization;

     - AFG's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of Infrastructure Fund shall have approved the Agreement; and

     - AIF and AFG shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP, that the consummation of the transactions contemplated by the Agreement will not result in the recognition of gain or loss for Federal income tax purposes for Infrastructure Fund, Utilities Fund or their shareholders.

     Infrastructure Fund and Utilities Fund have agreed to bear their own expenses in connection with the Reorganization.

     The Board of Trustees of AIF may waive without shareholder approval any default by AFG or any failure by AFG to satisfy any of the conditions to AIF's obligations as long as such a waiver will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of Infrastructure Fund. The Agreement may be terminated and the Reorganization may be abandoned by either AIF or AFG at any time by mutual agreement of AIF and AFG, or by either party in the event that Infrastructure Fund shareholders do not approve the Agreement or if the Closing does not occur on or before December 1, 2002.

FEDERAL TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:

     - the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by Infrastructure Fund upon the transfer of its assets to Utilities Fund;

     - no gain or loss will be recognized by any shareholder of Infrastructure Fund upon the exchange of shares of Infrastructure Fund solely for shares of Utilities Fund;

     - the tax basis of the shares of Utilities Fund to be received by a shareholder of Infrastructure Fund will be the same as the tax basis of the shares of Infrastructure Fund surrendered in exchange therefor;

     - the holding period of the shares of Utilities Fund to be received by a shareholder of Infrastructure Fund will include the holding period for which such shareholder held the shares of Infrastructure Fund exchanged therefor, provided that such shares of Infrastructure Fund are capital assets in the hands of such shareholder as of the Closing;

     - no gain or loss will be recognized by Utilities Fund on the receipt of assets of Infrastructure Fund in exchange for shares of Utilities Fund and Utilities Fund's assumption of Infrastructure Fund's liabilities;

     - the tax basis of the assets of Infrastructure Fund in the hands of Utilities Fund will be the same as the tax basis of such assets in the hands of Infrastructure Fund immediately prior to the Reorganization;

     - Utilities Fund will succeed to and take into account the capital loss carryover and certain other tax attributes of Infrastructure Fund, subject to all relevant conditions and limitations on the use of such tax benefits; and

     - the holding period of the assets of Infrastructure Fund to be received by Utilities Fund will include the holding period of such assets in the hands of Infrastructure Fund immediately prior to the Reorganization.

     As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to AIF and AFG as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon the accuracy, as of the date of Closing, of certain representations of AIF and AFG upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion, which representations include, but are not limited to, the following (taking into account for purposes thereof any events that are part of the plan of reorganization):

     - there is no plan or intention by the shareholders of Infrastructure Fund to redeem a number of shares of Utilities Fund received in the Reorganization that would reduce Infrastructure Fund shareholders' ownership of Utilities Fund shares to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding shares of Infrastructure Fund as of the Closing Date;

     - following the Reorganization, Utilities Fund will continue the historic business of Infrastructure Fund (for this purpose "historic business" shall mean the business most recently conducted by Infrastructure Fund which was not entered into in connection with the Reorganization) or use a significant portion of Infrastructure Fund's historic business assets in its business;

     - at the direction of Infrastructure Fund, Utilities Fund will issue directly to each Infrastructure Fund shareholder pro rata the shares of Utilities Fund that Infrastructure Fund constructively receives in the Reorganization and Infrastructure Fund will distribute its other properties (if any) to its shareholders on, or as promptly as practicable after, the Closing;

     - Utilities Fund has no plan or intention to reacquire any of its shares issued in the Reorganization, except to the extent that Utilities Fund is required by the Investment Company Act of 1940 (the "1940 Act") to redeem any of its shares presented for redemption;

     - Utilities Fund does not plan or intend to sell or otherwise dispose of any of the assets of Infrastructure Fund acquired in the Reorganization, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its status as a "regulated investment company" ("RIC") under the Code;

     - Utilities Fund, Infrastructure Fund and the shareholders of Infrastructure Fund will pay their respective expenses, if any, incurred in connection with the Reorganization;

     - Utilities Fund will acquire at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by Infrastructure Fund immediately before the Reorganization, including for this purpose any amounts used by Infrastructure Fund to pay its reorganization expenses and all redemptions and distributions made by Infrastructure Fund immediately before the Reorganization (other than redemptions pursuant to a demand of a shareholder in the ordinary course of Infrastructure Fund's business as an open-end diversified management investment company under the 1940 Act and regular, normal dividends not in excess of the requirements of Section 852 of the Code); and

     - Utilities Fund and Infrastructure Fund have each elected to be taxed as a RIC under Section 851 of the Code and will each have qualified for the special Federal tax treatment afforded RICs under the Code for all taxable periods (including the last short taxable period of Infrastructure Fund ending on the Closing and the taxable year of Utilities Fund that includes the Closing).

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF INFRASTRUCTURE FUND. INFRASTRUCTURE FUND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganization will be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Utilities Fund of the assets of Infrastructure Fund will be the same as the book cost basis of such assets to Infrastructure Fund.

      ADDITIONAL INFORMATION ABOUT UTILITIES FUND AND INFRASTRUCTURE FUND

     For more information with respect to AFG and Utilities Fund concerning the following topics, please refer to the Utilities Fund Prospectus as indicated:
(i) see "Investment Objective and Strategies" and "Fund Management" for further information regarding AFG and Utilities Fund; (ii) see "Investment Objective and Strategies," "Fund Management," and "Other Information" for further information regarding management of AFG and Utilities Fund; (iii) see "Fund Management" and "Other Information" for further information regarding the shares of AFG and Utilities Fund; (iv) see "Fund Management," "Other Information," and "Shareholder Information" for further information regarding the purchase, redemption and repurchase of shares of AFG and Utilities Fund.

     For more information with respect to AIF and Infrastructure Fund concerning the following topics, please refer to the Infrastructure Fund Prospectus as indicated: (i) see "Investment Objective and Strategies" and "Fund Management" for further information regarding AIF and Infrastructure Fund; (ii) see "Investment Objective and Strategies," "Fund Management," and "Other Information" for further information regarding the shares of AIF and Infrastructure Fund; (iii) see "Fund Management," "Other Information," and "Shareholder Information" for further information regarding the purchase, redemption and repurchase of AIF and Infrastructure Fund.

                             RIGHTS OF SHAREHOLDERS

     AIF and AFG are both Delaware business trusts. Generally, there will be no material differences between the rights of shareholders under the Agreement and the Declaration of Trust of AIF and the rights of shareholders under the Agreement and the Declaration of Trust of AFG.

           OWNERSHIP OF INFRASTRUCTURE FUND AND UTILITIES FUND SHARES

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who as of June 10, 2002, to the knowledge of AIF, owned 5% or more of any class of the outstanding shares of Infrastructure Fund:

                                                                                   PERCENT OWNED
                                        CLASS OF    NUMBER OF     PERCENT OWNED      OF RECORD
NAME AND ADDRESS                         SHARES    SHARES OWNED    OF RECORD*     AND BENEFICIALLY
----------------                        --------   ------------   -------------   ----------------
Merrill Lynch Pierce Fenner & Smith...  Class A     88,532.12          6.87%            -0-
FBO The Sole Benefit of Customers
Attn: Fund Administration
4800 Deer Lake Dr. East, 2nd Floor
Jacksonville, FL 32246

Merrill Lynch Pierce Fenner & Smith...  Class C      6,435.89         16.05%            -0-
FBO The Sole Benefit of Customers
Attn: Fund Administration
4800 Deer Lake Dr. East, 2nd Floor
Jacksonville, FL 32246

ANTC Cust. Rollover IRA FBO...........  Class C      4,489.05         11.20%            -0-
David L. Neitzel
10012-63 Ave
Pleasant Prairie, WI 53158

Donaldson Lufkin Jenrette Securities
  Corporation Inc. ...................  Class C      2,232.72          5.57%            -0-
P.O. Box 2052
Jersey City, NJ 07303-9998

ANTC Cust. 403(b) Plan................  Class C      2,193.31          5.47%            -0-
CUNY FBO
Hershey Harry Friedman
1367 57th St
Brooklyn, NY 11219

---------------

* AIF has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

     Listed below is the name, address and percent ownership of each person who as of June 10, 2002, to the knowledge of AFG, owned 5% or more of any class of the outstanding shares of Utilities Fund:

                                                                                  PERCENT OWNED
                                       CLASS OF    NUMBER OF     PERCENT OWNED      OF RECORD
NAME AND ADDRESS                        SHARES    SHARES OWNED    OF RECORD*     AND BENEFICIALLY
----------------                       --------   ------------   -------------   ----------------
Charles Schwab & Co. Inc.............  Class A    1,602,778.43       15.59%            -0-
Reinvestment Account
101 Montgomery St
San Francisco, CA 94104

Merrill Lynch Pierce Fenner &
  Smith..............................  Class B      242,330.01        5.05%            -0-
FBO The Sole Benefit of Customers
Attn: Fund Administration
4800 Deer Lake Dr. East, 2nd Floor
Jacksonville, FL 32246

Merrill Lynch Pierce Fenner &
  Smith..............................  Class C       74,432.51       11.44%            -0-
FBO The Sole Benefit of Customers
Attn: Fund Administration
4800 Deer Lake Dr. East, 2nd Floor
Jacksonville, FL 32246

---------------

* AFG has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SHARE OWNERSHIP BY EXECUTIVE OFFICERS AND TRUSTEES

     To the best of the knowledge of AFG, the ownership of shares of Utilities Fund by executive officers and trustees of AFG as a group constituted less than 1% of the outstanding shares of each class of such fund as of June 10, 2002. To the best of the knowledge of AIF, the ownership of shares of Infrastructure Fund by executive officers or trustees of AIF as a group constituted less than 1% of the outstanding shares of each class of such fund as of June 10, 2002.

                                 CAPITALIZATION

     The following table sets forth as of December 31, 2001, (i) the capitalization of Infrastructure Fund Class A, Class B and Class C shares, (ii) the capitalization of Utilities Fund Class A, Class B and Class C Shares, and
(iii) the pro forma capitalization of Utilities Fund Class A, Class B, and Class C shares as adjusted to give effect to the transactions contemplated by the Agreement.

                     INFRASTRUCTURE FUND AND UTILITIES FUND

                                                                                   PRO FORMA
                                                                                 UTILITIES FUND
                                          INFRASTRUCTURE FUND   UTILITIES FUND   CLASS A SHARES
                                            CLASS A SHARES      CLASS A SHARES    AS ADJUSTED
                                          -------------------   --------------   --------------
Net Assets..............................      $11,828,856        $171,431,993     $183,260,849
Shares Outstanding......................        1,452,362          10,960,466       11,716,363
Net Asset Value Per Share...............      $      8.14        $      15.64     $      15.64

                                                                                    PRO FORMA
                                                                                  UTILITIES FUND
                                           INFRASTRUCTURE FUND   UTILITIES FUND   CLASS B SHARES
                                             CLASS B SHARES      CLASS B SHARES    AS ADJUSTED
                                           -------------------   --------------   --------------
Net Assets...............................      $10,448,652        $94,614,911      $105,063,563
Shares Outstanding.......................        1,341,714          6,065,482         6,735,479
Net Asset Value Per Share................      $      7.79        $     15.60      $      15.60

                                                                                    PRO FORMA
                                                                                  UTILITIES FUND
                                           INFRASTRUCTURE FUND   UTILITIES FUND   CLASS C SHARES
                                             CLASS C SHARES      CLASS C SHARES    AS ADJUSTED
                                           -------------------   --------------   --------------
Net Assets...............................       $258,918          $11,678,660      $11,937,578
Shares Outstanding.......................         33,319              748,962          765,568
Net Asset Value Per Share................       $   7.77          $     15.59      $     15.59

                                 LEGAL MATTERS

     Certain legal matters concerning AFG and its participation in the Reorganization, the issuance of shares of Utilities Fund in connection with the Reorganization and the tax consequences of the Reorganization will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                           INFORMATION FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual reports which AIF and AFG have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number for AIF's registration statement containing the Prospectus and Statement of Additional Information relating to Infrastructure Fund is Registration No. 811-06463. Such Prospectus and Statement of Additional Information are incorporated herein by reference. The SEC file number for AFG's registration statement containing the Prospectus and Statement of Additional Information relating to Utilities Fund is Registration No. 811-01540. Such Prospectus and Statement of Additional Information are incorporated herein by reference.

     AFG and AIF are subject to the informational requirements of the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy statements, registration statements and other information filed by AIF and AFG (including the Registration Statement of AFG relating to Utilities Fund on Form N-14 of which this Proxy Statement/Prospectus is a part and which is hereby incorporated by reference) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at http://www.sec.gov that contains information regarding AFG, AIF, and other registrants that file electronically with the SEC.

                                                             ------------------
                                                             |   FIRST CLASS  |
[AIM LOGO     PROXY TABULATOR                                |  U.S. POSTAGE  |
 APPEARS      P.O. BOX 9132                                  |      PAID      |
  HERE]       HINGHAM, MA 02043-9132                         |      PROXY     |
                                                             |    TABULATOR   |
                                                             ------------------










                               EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!

----------------------------------------     ----------------------------------------     ----------------------------------------
           VOTE BY TELEPHONE                            VOTE BY INTERNET                                 VOTE BY MAIL
----------------------------------------     ----------------------------------------     ----------------------------------------

                              TELEPHONE AND INTERNET VOTING AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK!

----------------------------------------     ----------------------------------------     ----------------------------------------
           VOTING BY TELEPHONE                        VOTING BY INTERNET                                VOTING BY MAIL
Have your proxy card available.  Call the    Have your proxy card available.  Log         Please mark, sign and date your proxy
TOLL-FREE NUMBER 1-800-401-8068 using a      on to http://www.aimfunds.com and            card and return it in the POSTAGE-PAID
touch-tone telephone.  You will be           select Proxy Voting to access your           ENVELOPE provided or return it to:
prompted to enter your Control Number as     Fund.  Follow the simple screen              Proxy Tabulator, P.O. Box 9132,
shown below.  Follow the simple prompts      instructions that will be presented          Hingham, MA 02043-9747.
that will be presented to you to record      to you to record your vote.
your vote.
----------------------------------------     ----------------------------------------     ----------------------------------------

                         NOTE: IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

                                           -------------------------------------------
                                             USE THE CONTROL NUMBER BELOW TO VOTE
                                            THIS PROXY CARD BY TELEPHONE OR INTERNET.
                                           EACH PROXY CARD HAS ITS OWN CONTROL NUMBER.

                                            **** CONTROL NUMBER: 999 999 999 999 ****
                                           -------------------------------------------

                               -- Please fold and detach card at perforation before mailing. --


PROXY CARD                                                                                                              PROXY CARD
                                           PROXY SOLICITED BY THE BOARD OF TRUSTEES OF

                                                 AIM GLOBAL INFRASTRUCTURE FUND

                                             (A PORTFOLIO OF AIM INVESTMENT FUNDS)

                              PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 4, 2002

         The undersigned hereby appoints Robert H. Graham and Gary T. Crum, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the
         Special Meeting of Shareholders on September 4, 2002, at 3:00 p.m., Central Time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY
         IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

                                                                            -- PROXY MUST BE SIGNED AND DATED BELOW.

                                                                            Dated                            2002
                                                                                  --------------------------

                                                                            -----------------------------------------------------


                                                                            -----------------------------------------------------
                                                                                        Signature(s) (if held jointly)

                                                                            NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                                                            THIS PROXY CARD. All joint owners should sign. When
                                                                            signing as executor, administrator, attorney, trustee
                                                                            or guardian or as custodian for a minor, please give
                                                                            full title as such. If a corporation, please sign in
                                                                            full corporate name and indicate the signer's office.
                                                                            If a partner, sign in the partnership name.

         o Please fold and detach card at perforation before mailing. o

  -- PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. --
                       PLEASE DO NOT USE FINE POINT PENS.
                                                                             [X]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. THE TRUSTEES RECOMMEND VOTING "FOR" THE APPROVAL OF THE PROPOSAL.

                                                                                   FOR     AGAINST     ABSTAIN
1.   To approve an Agreement and Plan of Reorganization that provides for          [ ]       [ ]         [ ]
     the combination of AIM Global Infrastructure Fund, a portfolio of
     AIM  Investment Funds, with AIM Global Utilities Fund, a portfolio of
     AIM Funds Group.

2.   IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY
     PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                                      APPENDIX I


                                  AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION
                                      FOR
                         AIM GLOBAL INFRASTRUCTURE FUND
                            A SEPARATE PORTFOLIO OF
                              AIM INVESTMENT FUNDS

                                  MAY 15, 2002

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE 1 DEFINITIONS......................................................
SECTION 1.1    Definitions.................................................   I-1

ARTICLE 2 TRANSFER OF ASSETS...............................................
SECTION 2.1    Reorganization of Infrastructure Fund.......................   I-3
SECTION 2.2    Computation of Net Asset Value..............................   I-4
SECTION 2.3    Valuation Date..............................................   I-4
SECTION 2.4    Delivery....................................................   I-4
SECTION 2.5    Termination of Series.......................................   I-5
SECTION 2.6    Issuance of Utilities Fund Shares...........................   I-5
SECTION 2.7    Investment Securities.......................................   I-5
SECTION 2.8    Liabilities.................................................   I-5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AIF............................
SECTION 3.1    Organization; Authority.....................................   I-5
SECTION 3.2    Registration and Regulation of AIF..........................   I-5
SECTION 3.3    Financial Statements........................................   I-6
SECTION 3.4    No Material Adverse Changes; Contingent Liabilities.........   I-6
SECTION 3.5    Infrastructure Fund Shares; Liabilities; Business
               Operations..................................................   I-6
SECTION 3.6    Accountants.................................................   I-7
SECTION 3.7    Binding Obligation..........................................   I-7
SECTION 3.8    No Breaches or Defaults.....................................   I-7
SECTION 3.9    Authorizations or Consents..................................   I-7
SECTION 3.10   Permits.....................................................   I-7
SECTION 3.11   No Actions, Suits or Proceedings............................   I-8
SECTION 3.12   Contracts...................................................   I-8
SECTION 3.13   Properties and Assets.......................................   I-8
SECTION 3.14   Taxes.......................................................   I-8
SECTION 3.15   Benefit and Employment Obligations..........................   I-9
SECTION 3.16   Brokers.....................................................   I-9
SECTION 3.17   Voting Requirements.........................................   I-9
SECTION 3.18   State Takeover Statutes.....................................   I-9
SECTION 3.19   Books and Records...........................................   I-9
SECTION 3.20   Prospectus and Statement of Additional Information..........   I-9
SECTION 3.21   No Distribution.............................................   I-9
SECTION 3.22   Liabilities of Infrastructure Fund..........................   I-9
SECTION 3.23   Value of Shares.............................................   I-9
SECTION 3.24   Shareholder Expenses........................................  I-10
SECTION 3.25   Intercompany Indebtedness...................................  I-10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF AFG
SECTION 4.1    Organization; Authority.....................................  I-10
SECTION 4.2    Registration and Regulation of AFG..........................  I-10
SECTION 4.3    Financial Statements........................................  I-10
SECTION 4.4    No Material Adverse Changes; Contingent Liabilities.........  I-10
SECTION 4.5    Registration of Utilities Fund Class A Shares, Utilities
               Fund Class B Shares and Utilities Fund Class C Shares.......  I-10

                                                                             PAGE
                                                                             ----
SECTION 4.6    Accountants.................................................  I-11
SECTION 4.7    Binding Obligation..........................................  I-11
SECTION 4.8    No Breaches or Defaults.....................................  I-11
SECTION 4.9    Authorizations or Consents..................................  I-12
SECTION 4.10   Permits.....................................................  I-12
SECTION 4.11   No Actions, Suits or Proceedings............................  I-12
SECTION 4.12   Taxes.......................................................  I-12
SECTION 4.13   Brokers.....................................................  I-13
SECTION 4.14   Representations Concerning the Reorganization...............  I-13
SECTION 4.15   Prospectus and Statement of Additional Information..........  I-13
SECTION 4.16   Value of Shares.............................................  I-13
SECTION 4.17   Intercompany Indebtedness; Consideration....................  I-13

ARTICLE 5 COVENANTS........................................................
SECTION 5.1    Conduct of Business.........................................  I-14
SECTION 5.2    Announcements...............................................  I-14
SECTION 5.3    Expenses....................................................  I-14
SECTION 5.4    Further Assurances..........................................  I-14
SECTION 5.5    Notice of Events............................................  I-14
SECTION 5.6    Access to Information.......................................  I-14
SECTION 5.7    Consents, Approvals and Filings.............................  I-15
SECTION 5.8    Submission of Agreement to Shareholders.....................  I-15

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION.......................
SECTION 6.1    Conditions Precedent of AFG.................................  I-15
SECTION 6.2    Mutual Conditions...........................................  I-15
SECTION 6.3    Conditions Precedent of AIF.................................  I-16

ARTICLE 7 TERMINATION OF AGREEMENT.........................................
SECTION 7.1    Termination.................................................  I-17
SECTION 7.2    Survival After Termination..................................  I-17

ARTICLE 8 MISCELLANEOUS....................................................
SECTION 8.1    Survival of Representations and Warranties..................  I-17
SECTION 8.2    Governing Law...............................................  I-17
SECTION 8.3    Binding Effect, Persons Benefiting, No Assignment...........  I-18
SECTION 8.4    Obligations of AFG and AIF..................................  I-18
SECTION 8.5    Amendments..................................................  I-18
SECTION 8.6    Enforcement.................................................  I-18
SECTION 8.7    Interpretation..............................................  I-18
SECTION 8.8    Counterparts................................................  I-18
SECTION 8.9    Entire Agreement; Schedules.................................  I-18
SECTION 8.10   Notices.....................................................  I-18
SECTION 8.11   Representations by AIM Advisors.............................  I-19

Schedule 6.1(d)  Opinion of Counsel to AIF
Schedule 6.2(f)  Tax Opinions
Schedule 6.3(d)  Opinion of Counsel to AFG

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 15, 2002 (this "Agreement"), by and among AIM Investment Funds, a Delaware business trust ("AIF"), acting on behalf of AIM Global Infrastructure Fund ("Infrastructure Fund"), a separate series of AIF, AIM Funds Group, a Delaware business trust ("AFG"), acting on behalf of AIM Global Utilities Fund ("Utilities Fund"), a separate series of AFG, and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH

     WHEREAS, AIF is a management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Infrastructure Fund, for sale to the public; and

     WHEREAS, AFG is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in its investment portfolios, including Utilities Fund, for sale to the public; and

     WHEREAS, AIM Advisors provides investment advisory services to both AIF and AFG; and

     WHEREAS, Infrastructure Fund desires to provide for its reorganization through the transfer of all of its assets to Utilities Fund in exchange for the assumption by Utilities Fund of all of the liabilities of Infrastructure Fund and the issuance by AFG of shares of Utilities Fund in the manner set forth in this Agreement; and

     WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, AIF, AFG and AIM Advisors agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1 Definitions For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

     "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

     "AFG" means AIM Funds Group, a Delaware business trust.

     "AFG Registration Statement" means the registration statement on Form N-1A of AFG, as amended, 1940 Act Registration No. 811-1540.

     "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto and all amendments hereto and thereof.

     "AIF" means AIM Investment Funds, a Delaware business trust.

     "AIF Registration Statement" means the registration statement on Form N-1A of AIF, as amended, 1940 Act Registration No. 811-05426.

     "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA (as defined below)) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by AIF on behalf of Infrastructure Fund, or otherwise providing benefits to any current or former employee, officer or trustee of AIF.

     "Closing" means the transfer of the assets of Infrastructure Fund to Utilities Fund, the assumption of all of Infrastructure Fund's liabilities by Utilities Fund and the issuance of Utilities Fund Shares directly to Infrastructure Fund Shareholders as described in Section 2.1 of this Agreement.

     "Closing Date" means September 23, 2002 or such other date as the parties may mutually determine.

     "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

     "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Utilities Fund and Infrastructure Fund.

     "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

     "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

     "Infrastructure Fund" means AIM Global Infrastructure Fund, a separate series of AIF.

     "Infrastructure Fund Class A Shares" means Class A shares of beneficial interest of Infrastructure Fund issued by AIF.

     "Infrastructure Fund Class B Shares" means Class B shares of beneficial interest of Infrastructure Fund issued by AIF.

     "Infrastructure Fund Class C Shares" means Class C shares of beneficial interest of Infrastructure Fund issued by AIF.

     "Infrastructure Fund Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

     "Infrastructure Fund Shareholders" means the holders of record as of the Effective Time of the issued and outstanding shares of beneficial interest in Infrastructure Fund.

     "Infrastructure Fund Shareholders Meeting" means a meeting of the shareholders of Infrastructure Fund convened in accordance with applicable law and the Agreement and Declaration of Trust of AIF to consider and vote upon the approval of this Agreement and the Reorganization of Infrastructure Fund contemplated by this Agreement.

     "Infrastructure Fund Shares" means the issued and outstanding shares of beneficial interest in Infrastructure Fund.

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

     "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

     "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

     "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     "Reorganization" means the acquisition of the assets of Infrastructure Fund by Utilities Fund in consideration of the assumption by Utilities Fund of all of the liabilities of Infrastructure Fund and the issuance by AFG of Utilities Fund Shares directly to Infrastructure Fund Shareholders as described in this Agreement, and the termination of Infrastructure Fund's status as a designated series of shares of AIF.

     "Required Shareholder Vote" shall have the meaning set forth in Section
3.17 of this Agreement.

     "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

     "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

     "Utilities Fund" means AIM Utilities Fund, a separate series of AFG.

     "Utilities Fund Class A Shares" means Class A Shares of beneficial interest of Utilities Fund issued by AFG.

     "Utilities Fund Class B Shares" means Class B Shares of beneficial interest of Utilities Fund issued by AFG.

     "Utilities Fund Class C Shares" means Class C Shares of beneficial interest of Utilities Fund issued by AFG.

     "Utilities Fund Financial Statements" shall have the meaning set forth in
Section 4.3 of this Agreement.

     "Utilities Fund Shares" means shares of beneficial interest of Utilities Fund issued pursuant to Section 2.6 of this Agreement.

     "Valuation Date" shall have the meaning set forth in Section 2.3 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1 Reorganization of Infrastructure Fund At the Effective Time, all of the assets of Infrastructure Fund shall be delivered to the Custodian for the account of Utilities Fund in exchange for the assumption by Utilities Fund of all of the liabilities of any kind of Infrastructure Fund and delivery by AFG directly to (i) the holders of record as of the Effective Time of the issued and outstanding Class A shares of Infrastructure Fund of a number of Utilities Fund Class A shares (including, if applicable, fractional shares rounded to the nearest thousandth), to (ii) the holders of record as of the Effective Time of the issued and outstanding Class B shares of Infrastructure Fund of a number of Utilities Fund Class B shares (including, if applicable, fractional shares rounded to the nearest thousandth), and to (iii) the holders of record as of the Effective Time of the issued and outstanding Class C shares of Infrastructure Fund of a number of Utilities Fund Class C shares (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the net value of the assets of Infrastructure Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, AIM Utilities Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2  Computation of Net Asset Value

     (a) The net asset value of Utilities Fund Shares, and the net value of the assets of Infrastructure Fund, shall, in each case, be determined as of the close of regular trading on the New York Stock Exchange ("NYSE") on the Valuation Date.

     (b) The net asset value of Utilities Fund Shares shall be computed in accordance with the policies and procedures of Utilities Fund as described in the AFG Registration Statement.

     (c) The net value of the assets of Infrastructure Fund to be transferred to Utilities Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Infrastructure Fund as described in the AIF Registration Statement.

     (d) All computations of value regarding the net assets of Infrastructure Fund and the net asset value of Utilities Fund Shares to be issued pursuant to this Agreement shall be made by agreement of AIF and AFG. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     SECTION 2.3 Valuation Date The assets of Infrastructure Fund and the net asset value per share of Utilities Fund Shares shall be valued as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date"). The share transfer books of Infrastructure Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Infrastructure Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Infrastructure Fund. Redemption requests thereafter received by Infrastructure Fund shall be deemed to be redemption requests for Utilities Fund Class A Shares, Utilities Fund Class B Shares or Utilities Fund Class C Shares, as applicable (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Infrastructure Fund Shareholders under this Agreement.

     SECTION 2.4  Delivery

     (a) Assets held by Infrastructure Fund shall be delivered by AIF to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, AIF shall instruct the Custodian to transfer such assets to the account of Utilities Fund. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Infrastructure Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Utilities Fund at the Custodian.

     (b) If, on the Closing Date, Infrastructure Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Infrastructure Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Infrastructure Fund or its broker, then AFG shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Infrastructure Fund has delivered to the Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AFG or the Custodian, including brokers' confirmation slips.

     SECTION 2.5 Termination of Series As soon as reasonably practicable after the Closing Date, the status of Infrastructure Fund as a designated series of shares of AIF shall be terminated; provided, however, that the termination of the status of Infrastructure Fund as a series of shares of AIF shall not be required if the Reorganization shall not have been consummated.

     SECTION 2.6 Issuance of Utilities Fund Shares At the Effective Time, Infrastructure Fund Shareholders of record as of the close of regular trading on the NYSE on the Valuation Date holding Infrastructure Fund Class A shares shall be issued that number of full and fractional Class A shares of Utilities Fund having a net asset value equal to the net asset value of Infrastructure Fund Class A shares held by Infrastructure Fund Shareholders on the Valuation Date, Infrastructure Fund Shareholders of record as of the Valuation Date holding Infrastructure Fund Class B shares shall be issued that number of full and fractional Class B shares of Utilities Fund having a net asset value equal to the net asset value of Infrastructure Fund Class B Shares held by Infrastructure Fund Shareholders on the Valuation Date, and Infrastructure Fund Shareholders of record as of the Valuation Date holding Infrastructure Fund Class C shares shall be issued that number of full and fractional Class C shares of Utilities Fund having a net asset value equal to the net asset value of Infrastructure Fund Class C shares held by Infrastructure Fund Shareholders on the Valuation Date. All issued and outstanding shares of beneficial interest in Infrastructure Fund shall thereupon be canceled on the books of AIF. AIF shall provide instructions to the transfer agent of AFG with respect to Utilities Fund Class A Shares, Utilities Fund Class B Shares and Utilities Fund Class C Shares to be issued to Infrastructure Fund Shareholders. AFG shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AFG shall record on its books the ownership of Utilities Fund Class A Shares, Utilities Fund Class B Shares and Utilities Fund Class C Shares by Infrastructure Fund Shareholders and shall forward a confirmation of such ownership to Infrastructure Fund Shareholders. No redemption or repurchase of such shares credited to former Infrastructure Fund Shareholders in respect of Infrastructure Fund shares represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AFG for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AFG.

     SECTION 2.7 Investment Securities On or prior to the Valuation Date, AIF shall deliver a list setting forth the securities Infrastructure Fund then owned together with the respective Federal income tax bases thereof. AIF shall provide to AFG on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Utilities Fund hereunder. Such records shall be made available by AIF prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or the auditors of AFG upon reasonable request.

     SECTION 2.8 Liabilities Infrastructure Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF AIF

     AIF, on behalf of Infrastructure Fund, represents and warrants to AFG as follows:

     SECTION 3.1 Organization; Authority AIF is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2 Registration and Regulation of AIF AIF is duly registered with the SEC as an investment company under the Investment Company Act and all Infrastructure Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AIF to revoke or rescind any such registration or qualification. Infrastructure Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Infrastructure Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the AIF Registration Statement currently in effect. The value of the net assets of Infrastructure Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Infrastructure Fund and all purchases and redemptions of Infrastructure Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3 Financial Statements The books of account and related records of Infrastructure Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended October 31, 2001 of Infrastructure Fund previously delivered to AFG (the "Infrastructure Fund Financial Statements") present fairly in all material respects the financial position of Infrastructure Fund as of the date indicated and the results of operations and changes in net assets for the period then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period then ended.

     SECTION 3.4 No Material Adverse Changes; Contingent Liabilities Since October 31, 2001, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Infrastructure Fund or the status of Infrastructure Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Infrastructure Fund or occurring in the ordinary course of business of Infrastructure Fund or AIF. There are no contingent liabilities of Infrastructure Fund not disclosed in the Infrastructure Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 3.5  Infrastructure Fund Shares; Liabilities; Business Operations

     (a) Infrastructure Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) Since its inception, neither Infrastructure Fund nor any person related to Infrastructure Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Infrastructure Fund for consideration other than shares of Infrastructure Fund, except for shares redeemed in the ordinary course of Infrastructure Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Infrastructure Fund's Shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Infrastructure Fund on the Effective Date.

     (c) At the time of its Reorganization, Infrastructure Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Infrastructure Fund Shares, except for the right of investors to acquire Infrastructure Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Infrastructure Fund will have conducted its historic business within the meaning of Section 1.368-1(d)(2) of the Income Tax Regulations under the Code in a substantially unchanged manner. In anticipation of its Reorganization, Infrastructure Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent

(50%) of its historic business assets (within the meaning of Section 1.368-1(d) of those regulations) being transferred to Utilities Fund.

     (e) AIF does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6 Accountants PricewaterhouseCoopers LLP, which has reported upon the Infrastructure Fund Financial Statements for the fiscal year ended October 31, 2001, is the independent public accountant as required by the Securities Act and the Exchange Act.

     SECTION 3.7 Binding Obligation This Agreement has been duly authorized, executed and delivered by AIF on behalf of Infrastructure Fund and, assuming this Agreement has been duly executed and delivered by AFG and approved by Infrastructure Fund Shareholders, constitutes the legal, valid and binding obligation of AIF enforceable against AIF in accordance with its terms from and with respect to the revenues and assets of Infrastructure Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8 No Breaches or Defaults The execution and delivery of this Agreement by AIF on behalf of Infrastructure Fund and performance by AIF of its obligations hereunder has been duly authorized by all necessary trust action on the part of AIF, other than Infrastructure Fund Shareholders approval, and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust, as amended, or by-laws, as amended, of AIF and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Infrastructure Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (a) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AIF is a party or by which it may be bound and which relates to the assets of Infrastructure Fund or to which any property of Infrastructure Fund may be subject; (b) any Permit (as defined below); or (c) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AIF or any property of Infrastructure Fund. AIF is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9 Authorizations or Consents Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AIF in connection with the due execution and delivery by AIF of this Agreement and the consummation by AIF of the transactions contemplated hereby.

     SECTION 3.10 Permits AIF has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Infrastructure Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AIF there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11  No Actions, Suits or Proceedings

     (a) There is no pending action, litigation or proceeding, nor, to the knowledge of AIF, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AIF before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AIF, threatened in writing or, if probable of assertion, orally, against AIF affecting any property, asset, interest or right of Infrastructure Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Infrastructure Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AIF's conduct of the business of Infrastructure Fund affecting in any significant respect the conduct of such business. AIF is not, and has not been to the knowledge of AIF, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Infrastructure Fund.

     SECTION 3.12 Contracts AIF is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Infrastructure Fund, by which the assets, business, or operations of Infrastructure Fund may be bound or affected, or under which it or the assets, business or operations of Infrastructure Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of AIF there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13 Properties and Assets Infrastructure Fund has good and marketable title to all properties and assets reflected in the Infrastructure Fund Financial Statements as owned by it, free and clear of all Liens, except as described in Infrastructure Fund Financial Statements.

     SECTION 3.14  Taxes

     (a) Infrastructure Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Infrastructure Fund has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Infrastructure Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Infrastructure Fund as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Infrastructure Fund arising by reason of undistributed investment company taxable income or net capital gain, AIF will declare on or prior to the Valuation Date to the shareholders of Infrastructure Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (a) all of Infrastructure Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the short taxable year beginning on November 1, 2001 and ending on the Closing Date and (b) all of Infrastructure Fund's net capital gain recognized in such short taxable year (after reduction for any capital loss carryover).

     (b) Infrastructure Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Infrastructure Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Infrastructure Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Returns of Infrastructure Fund are currently being or have been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) To the best knowledge of AIF, the fiscal year of Infrastructure Fund has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 3.15 Benefit and Employment Obligations On or prior to the Closing Date, Infrastructure Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person, except that Infrastructure Fund is liable for its proportionate share of the expenses arising in connection with the retirement and deferred compensation benefits made available to the directors and trustees of certain investment companies advised by AIM Advisors.

     SECTION 3.16 Brokers No broker, finder or similar intermediary has acted for or on behalf of AIF in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AIF or any action taken by it.

     SECTION 3.17 Voting Requirements The vote of a majority of the shares cast at a meeting of Infrastructure Fund shareholders at which a quorum is present (the "Required Shareholder Vote") is the only vote of the holders of any class or series of shares of beneficial interest in Infrastructure Fund necessary to approve this Agreement and the Reorganization of Infrastructure Fund contemplated by this Agreement.

     SECTION 3.18 State Takeover Statutes No state takeover statute or similar statute or regulation applies or purports to apply to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19 Books and Records The books and records of AIF relating to Infrastructure Fund, reflecting, among other things, the purchase and sale of Infrastructure Fund Shares, the number of issued and outstanding shares owned by Infrastructure Fund Shareholders and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20 Prospectus and Statement of Additional Information The current prospectus and statement of additional information for Infrastructure Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21 No Distribution Utilities Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22 Liabilities of Infrastructure Fund The liabilities of Infrastructure Fund that are to be assumed by Utilities Fund in connection with the Reorganization, or to which the assets of Infrastructure Fund to be transferred in the Reorganization are subject, were incurred by Infrastructure Fund in the ordinary course of its business. The fair market value of the assets of Infrastructure Fund to be transferred to Utilities Fund in the Reorganization will equal or exceed the sum of the liabilities to be assumed by Utilities Fund plus the amount of liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.23 Value of Shares The fair market value of Utilities Fund Class A Shares received by Infrastructure Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Infrastructure Fund Class A shares constructively surrendered in exchange therefor, the fair market value of Utilities Fund Class B Shares received by Infrastructure Fund Shareholders in the

Reorganization will be approximately equal to the fair market value of Infrastructure Fund Class B shares constructively surrendered in exchange therefor, and the fair market value of Utilities Fund Class C Shares received by Infrastructure Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Infrastructure Fund Class C shares constructively surrendered in exchange therefor.

     SECTION 3.24 Shareholder Expenses Infrastructure Fund Shareholders will pay their own expenses incurred in connection with the Reorganization.

     SECTION 3.25 Intercompany Indebtedness There is no intercompany indebtedness between AIF and AFG that was issued or acquired, or will be settled, at a discount.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF AFG

     AFG, on behalf of Utilities Fund, represents and warrants to AIF as follows:

     SECTION 4.1 Organization; Authority AFG is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2 Registration and Regulation of AFG AFG is duly registered with the SEC as an investment company under the Investment Company Act. Utilities Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Utilities Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AFG Registration Statement. The value of the net assets of Utilities Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Utilities Fund and all purchases and redemptions of Utilities Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3 Financial Statements The books of account and related records of Utilities Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements for the fiscal year ended December 31, 2001 of Utilities Fund previously delivered to AIF (the "Utilities Fund Financial Statements") present fairly in all material respects the financial position of Utilities Fund as of the date indicated and the results of operations and changes in net assets for the period then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period then ended.

     SECTION 4.4 No Material Adverse Changes; Contingent Liabilities Since December 31, 2001, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Utilities Fund or the status of Utilities Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Utilities Fund or occurring in the ordinary course of business of Utilities Fund or AFG. There are no contingent liabilities of Utilities Fund not disclosed in the Utilities Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5 Registration of Utilities Fund Class A Shares, Utilities Fund Class B Shares and Utilities Fund Class C Shares

     (a) The shares of beneficial interest of AFG are divided into twelve portfolios, including Utilities Fund. Utilities Fund currently has three classes of shares, Class A shares, Class B shares and Class C shares. Under its Agreement and Declaration of Trust, as amended, AFG is authorized to issue an unlimited number of Class A, Class B and Class C shares.

     (b) Utilities Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AFG then in effect.

     (c) Utilities Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Utilities Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Utilities Fund Class A Shares, Utilities Fund Class B Shares or Utilities Fund Class C Shares, except for the right of investors to acquire Utilities Fund Class A Shares, Utilities Fund Class B Shares or Utilities Fund Class C Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AFG's Registration Statement on Form N-14 shall be furnished to Infrastructure Fund Shareholders entitled to vote at the Infrastructure Fund Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Utilities Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by AIF for inclusion in the Combined Proxy Statement/Prospectus.

     (e) The shares of Utilities Fund which have been or are being offered for sale (other than the Utilities Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the AFG Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AFG to revoke or rescind any such registration or qualification.

     SECTION 4.6 Accountants PricewaterhouseCoopers LLP, which has reported upon the Utilities Fund Financial Statements for the fiscal year ended December 31, 2001, is the independent public accountant as required by the Securities Act and the Exchange Act.

     SECTION 4.7 Binding Obligation This Agreement has been duly authorized, executed and delivered by AFG on behalf of Utilities Fund and, assuming this Agreement has been duly executed and delivered by AIF, constitutes the legal, valid and binding obligation of AFG, enforceable against AFG in accordance with its terms from and with respect to the revenues and assets of Utilities Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8 No Breaches or Defaults The execution and delivery of this Agreement by AFG on behalf of Utilities Fund and performance by AFG of its obligations hereunder have been duly authorized by all necessary trust action on the part of AFG and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust, as amended, or by-laws, as amended, of AFG and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Utilities Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (a) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AFG is a party or by which it may be bound and which relates to the assets of Utilities Fund or to which any properties of Utilities Fund may be subject;

(b) any Permit; or (c) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AFG or any property of Utilities Fund. AFG is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9 Authorizations or Consents Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AFG in connection with the due execution and delivery by AFG of this Agreement and the consummation by AFG of the transactions contemplated hereby.

     SECTION 4.10 Permits AFG has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Utilities Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AFG there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11  No Actions, Suits or Proceedings

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of AFG, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AFG before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AFG, threatened in writing or, if probable of assertion, orally, against AFG, affecting any property, asset, interest or right of Utilities Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Utilities Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to AFG's conduct of the business of Utilities Fund affecting in any significant respect the conduct of such business. AFG is not, and has not been, to the knowledge of AFG, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Utilities Fund.

     SECTION 4.12  Taxes

     (a) Utilities Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Utilities Fund has qualified as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Utilities Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Utilities Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Utilities Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Utilities Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Utilities Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) The fiscal year of Utilities Fund has not been changed for tax purposes since the date on which it commenced operations.

     SECTION 4.13 Brokers No broker, finder or similar intermediary has acted for or on behalf of AFG in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AFG or any action taken by it.

     SECTION 4.14  Representations Concerning the Reorganization

     (a) AFG has no plan or intention to reacquire any Utilities Fund Shares issued in the Reorganization, except to the extent that Utilities Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

     (b) Utilities Fund has no plan or intention to sell or otherwise dispose of any of the assets of Infrastructure Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

     (c) Following the Reorganization, Utilities Fund will continue an "historic business" (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) of Infrastructure Fund or use a significant portion of Infrastructure Fund's historic business assets in a business.

     (d) Prior to or in the Reorganization, neither Utilities Fund nor any person related to Utilities Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Infrastructure Fund with consideration other than shares of Utilities Fund. There is no plan or intention by Utilities Fund or any person related to Utilities Fund to acquire or redeem any of the Utilities Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Utilities Fund's business as an open-end investment company as required by the Investment Company Act.

     SECTION 4.15 Prospectus and Statement of Additional Information The current prospectus and statement of additional information for Utilities Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16 Value of Shares The fair market value of Utilities Fund Class A Shares received by Infrastructure Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Infrastructure Fund Class A shares constructively surrendered in exchange therefor, the fair market value of Utilities Fund Class B Shares received by Infrastructure Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Infrastructure Fund Class B shares constructively surrendered therefor, and the fair market value of Utilities Fund Class C Shares received by Infrastructure Fund Shareholders in the Reorganization will be approximately equal to the fair market value of Infrastructure Fund Class C shares constructively surrendered therefor.

     SECTION 4.17 Intercompany Indebtedness; Consideration There is no intercompany indebtedness between AIF and AFG that was issued or acquired, or will be settled, at a discount. No consideration other than Utilities Fund Shares (and Utilities Fund's assumption of Infrastructure Fund's liabilities, including for this purpose all liabilities to which the assets of Infrastructure Fund are subject) will be issued in exchange for the assets of Infrastructure Fund acquired by Utilities Fund in connection with the Reorganization. The fair market value of the assets of Infrastructure Fund transferred to Utilities Fund in the Reorganization will equal or exceed the sum of the liabilities assumed by Utilities Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1  Conduct of Business

     (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AIF shall conduct the business of Infrastructure Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of Infrastructure Fund in the ordinary course in all material respects.

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), AFG shall conduct the business of Utilities Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of Utilities Fund in the ordinary course in all material respects.

     SECTION 5.2 Announcements AIF and AFG shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither AIF nor AFG shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     SECTION 5.3 Expenses Infrastructure Fund and Utilities Fund shall each, respectively, bear the expenses they incur in connection with this Agreement and Reorganization and other transactions contemplated hereby.

     SECTION 5.4 Further Assurances Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.5 Notice of Events AFG shall give prompt notice to AIF, and AIF shall give prompt notice to AFG, of (a) the occurrence or non-occurrence of any event which to the knowledge of AFG or to the knowledge of AIF, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified (i) in the case of AIF, Sections 6.1 and 6.2 or (ii) in the case of AFG, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.6  Access to Information

     (a) AIF will, during regular business hours and on reasonable prior notice, allow AFG and its authorized representatives reasonable access to the books and records of AIF pertaining to the assets of Infrastructure Fund and to officers of AIF knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AIF.

     (b) AFG will, during regular business hours and on reasonable prior notice, allow AIF and its authorized representatives reasonable access to the books and records of AFG pertaining to the assets of Utilities Fund and to officers of AFG knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AFG.

     SECTION 5.7 Consents, Approvals and Filings Each of AIF and AFG shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of AIF and AFG shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of AIF and AFG shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.8 Submission of Agreement to Shareholders AIF shall take all action necessary in accordance with applicable law and its Agreement and Declaration of Trust and by-laws to convene the Infrastructure Fund Shareholders Meeting. AIF shall, through its Board of Trustees, recommend to Infrastructure Fund Shareholders approval of this Agreement and the transactions contemplated by this Agreement. AIF shall use its reasonable best efforts to hold a Infrastructure Fund Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1 Conditions Precedent of AFG The obligation of AFG to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AFG.

          (a) The representations and warranties of AIF on behalf of Infrastructure Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) AIF shall have complied with and satisfied in all material respects all agreements and conditions relating to Infrastructure Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c) AFG shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AIF, in such individual's capacity as an officer of AIF and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been satisfied and
     (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AIF certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws of AIF, and resolutions, consents and authorizations of or regarding AIF with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) AFG shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AIF, or other counsel reasonably acceptable to AFG, in form and substance reasonably acceptable to counsel for AFG, as to the matters set forth in Schedule 6.1(d).

          (e) The dividend or dividends described in the last sentence of
     Section 3.14(a) shall have been declared.

     SECTION 6.2 Mutual Conditions The obligations of AIF and AFG to consummate a Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by AIF and AFG, but only if and to the extent that such waiver is mutual.

          (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by AIF and AFG shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b) This Agreement, the Reorganization of Infrastructure Fund and related matters shall have been approved and adopted at the Infrastructure Fund Shareholders Meeting by the shareholders of Infrastructure Fund on the record date by the Required Shareholder Vote.

          (c) The assets of Infrastructure Fund to be acquired by Utilities Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Infrastructure Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Infrastructure Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Infrastructure Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Infrastructure Fund held immediately prior to the Reorganization.

          (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

          (e) The Registration Statement on Form N-14 filed by AFG with respect to Utilities Fund Shares to be issued to Infrastructure Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

          (f) AIF and AFG shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP ("BSA&I") in form and substance reasonably acceptable to AIF, and AFG, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, BSA&I may request and rely upon representations contained in certificates of officers of AIF, AFG and others, and the officers of AIF and AFG shall use their best efforts to make available such truthful certificates.

     SECTION 6.3 Conditions Precedent of AIF The obligation of AIF to consummate a Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AIF.

          (a) The representations and warranties of AFG on behalf of Utilities Fund participating in the Reorganization set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) AFG shall have complied with and satisfied in all material respects all agreements and conditions relating to Utilities Fund participating in the Reorganization set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c) AIF shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AFG, in such individual's capacity as an officer of AFG and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and
     (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AFG certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust, as amended, and by-laws, as amended, of AFG and resolutions, consents and authorizations of or regarding AFG with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) AIF shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AFG, or other counsel reasonably acceptable to AIF, in form and substance reasonably acceptable to counsel for AIF, as to the matters set forth on Schedule 6.3(d).

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1  Termination

     (a) This Agreement may be terminated on or prior to the Closing Date as follows:

          (i) by mutual written consent of AIF and AFG; or

          (ii) at the election of AIF or AFG:

             (A) if the Closing Date shall not be on or before December 1, 2002, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (B) if, upon a vote at Infrastructure Fund Shareholders Meeting or any adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

             (C) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

     SECTION 7.2 Survival After Termination If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Infrastructure Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to such Reorganization and the respective Infrastructure Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1 Survival of Representations and Warranties The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2 Governing Law This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3 Binding Effect, Persons Benefiting, No Assignment This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     SECTION 8.4  Obligations of AFG and AIF

     (a) AIF and AFG hereby acknowledge and agree that Utilities Fund is a separate investment portfolio of AFG, that AFG is executing this Agreement on behalf of Utilities Fund, and that any amounts payable by AFG under or in connection with this Agreement shall be payable solely from the revenues and assets of Utilities Fund. AIF further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AFG in his or her capacity as an officer of AFG intending to bind AFG as provided herein, and that no officer, trustee or shareholder of AFG shall be personally liable for the liabilities or obligations of AFG incurred hereunder.

     (b) AIF and AFG hereby acknowledge and agree that Infrastructure Fund is a separate investment portfolio of AIF, that AIF is executing this Agreement on behalf of Infrastructure Fund and that any amounts payable by AIF under or in connection with this Agreement shall be payable solely from the revenues and assets of Infrastructure Fund. AFG further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of AIF in his or her capacity as an officer of AIF intending to bind AIF as provided herein, and that no officer, trustee or shareholder of AIF shall be personally liable for the liabilities of AIF incurred hereunder.

     SECTION 8.5 Amendments This Agreement may not be amended, altered or modified except by a written instrument executed by AIF and AFG.

     SECTION 8.6 Enforcement The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7 Interpretation When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8 Counterparts This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9 Entire Agreement; Schedules This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10 Notices All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

     (a) If to AIF:

        AIM Investment Funds
        11 Greenway Plaza, Suite 100
        Houston, Texas 77046-1173
        Attn: Carol F. Relihan, Esq.
        Fax: (713) 993-9185

        with a copy to:

        Ballard Spahr Andrews & Ingersoll, LLP
        1735 Market Street, 51st Floor
        Philadelphia, Pennsylvania 19103-7599
        Attn: William H. Rheiner, Esq.
        Fax: (215) 864-8999

     (b) If to AFG:

        AIM Funds Group
        11 Greenway Plaza, Suite 100
        Houston, Texas 77046-1173
        Attn: Carol F. Relihan, Esq.
        Fax: (713) 993-9185

        with a copy to:

        Ballard Spahr Andrews & Ingersoll, LLP
        1735 Market Street, 51st Floor
        Philadelphia, Pennsylvania 19103-7599
        Attn: William H. Rheiner, Esq.
        Fax: (215) 864-8999

     SECTION 8.11 Representations by AIM Advisors In its capacity as investment adviser to AIF, AIM Advisors represents to AFG that to the best of its knowledge the representations and warranties of AIF and Infrastructure Fund contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to AFG, AIM Advisors represents to AIF that to the best of its knowledge the representations and warranties of AFG and Utilities Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to AIF and AFG do not have actual knowledge to the contrary after due inquiry.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AIM INVESTMENT FUNDS,
                                          acting on behalf of AIM Global
                                          Infrastructure Fund

                                          By:     /s/ ROBERT H. GRAHAM
                                            ------------------------------------

                                          AIM FUNDS GROUP,
                                          acting on behalf of AIM Global
                                          Utilities Fund

                                          By:     /s/ ROBERT H. GRAHAM
                                            ------------------------------------

                                          A I M ADVISORS, INC.

                                          By:     /s/ ROBERT H. GRAHAM
                                            ------------------------------------

                                SCHEDULE 6.1(d)

                           OPINION OF COUNSEL TO AIF

     1. AIF is a trust validly existing and in good standing under the Delaware Business Trust Act.

     2. AIF is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AIF have been duly authorized and approved by all requisite trust action on the part of AIF. The Agreement has been duly executed and delivered by AIF and constitutes the valid and binding obligation of AIF.

     4. Infrastructure Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AIF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Infrastructure Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                SCHEDULE 6.2(f)

                                  TAX OPINIONS

     (i) The transfer of the assets of Infrastructure Fund to Utilities Fund in exchange for Utilities Fund Shares distributed directly to Infrastructure Fund Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Infrastructure Fund and Utilities Fund will be "a party to a reorganization" within the meaning of
Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Infrastructure Fund on the transfer of its assets to Utilities Fund solely in exchange for Utilities Fund Class A Shares, Utilities Fund Class B Shares and Utilities Fund Class C Shares or on the distribution of Utilities Fund Class A Shares, Utilities Fund Class B Shares and Utilities Fund Class C Shares to Infrastructure Fund Shareholders.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Utilities Fund upon the receipt of assets of Infrastructure Fund in exchange for Utilities Fund Class A Shares, Utilities Fund Class B Shares and Utilities Fund Class C Shares issued directly to Infrastructure Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Infrastructure Fund Shareholders on the receipt of Utilities Fund Class A Shares, Utilities Fund Class B Shares and Utilities Fund Class C Shares in exchange for Infrastructure Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Utilities Fund of the assets of Infrastructure Fund will be the same as the basis of such assets in the hands of Infrastructure Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, an Infrastructure Fund Shareholder's basis for Utilities Fund Class A Shares, Utilities Fund Class B Shares or Utilities Fund Class C Shares received by the Infrastructure Fund Shareholder will be the same as his basis for Infrastructure Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, an Infrastructure Fund Shareholder's holding period for Utilities Fund Class A Shares, Utilities Fund Class B Shares or Utilities Fund Class C Shares will be determined by including Infrastructure Fund Shareholder's holding period for Infrastructure Fund Shares exchanged therefor, provided that the Infrastructure Fund Shareholder held Infrastructure Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Infrastructure Fund transferred to Utilities Fund in the Reorganization will include the holding period for such assets in the hands of Infrastructure Fund.

                                SCHEDULE 6.3(d)

                           OPINION OF COUNSEL TO AFG

     1. AFG is a trust validly existing and in good standing under the Delaware Business Trust Act.

     2. AIF is an open-end, management investment company registered under the Investment Company Act of 1940.

     3. The execution, delivery and performance of the Agreement by AFG have been duly authorized and approved by all requisite trust action on the part of AFG. The Agreement has been duly executed and delivered by AFG and constitutes the valid and binding obligation of AFG.

     4. Utilities Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

     5. To the best of our knowledge, AFG is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

     We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Utilities Fund (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                                                    APPENDIX III

UTILITIES SUFFER AS SLOWING ECONOMY STIFLES DEMAND

PORTFOLIO COMPOSITION

================================================================================
TOP 10 HOLDINGS
--------------------------------------------------------------------------------
 1. SBC Communications Inc.            5.2%

 2. Pinnacle West Capital Corporation  4.1

 3. Allegheny Energy, Inc.             3.7

 4. NiSource Inc.                      3.6

 5. FPL Group, Inc.                    3.6

 6. Niagara Mohawk Holdings Inc.       3.3

 7. Energy East Corp.                  3.3

 8. BellSouth Corp.                    2.9

 9. Duke Energy Corp.                  2.7

10. DTE Energy Co.                     2.6
================================================================================

HOW DID THE FUND PERFORM DURING THE GLOBAL ECONOMIC DOWNTURN?
Slower growth worldwide created a serious decline in the demand for utility companies' products and services, depressing earnings and undermining stock prices.
   For the fiscal year ended December 31, 2001, the fund's per-share returns (excluding sales charges) were -28.33% for Class A shares, -28.90% for Class B shares and -28.88% for Class C shares, closely tracking the -26.27% return of the Dow Jones Utilities Average. In a year when growth investments underperformed value investments, the fund's focus on faster-growing utilities operated to its disadvantage. The fund underperformed the Lipper Utility Fund Index, which returned -21.35%. However, this growth focus may help AIM Global Utilities Fund's performance as the economy recovers.
   The fund's benchmark, the S&P 500, is a less appropriate fit for the fund's portfolio because it includes a much broader range of stocks. It experienced a return of -11.88% during 2001. Nearly all stock indexes ended the year with negative returns.
   While both the market and the fund trended upward somewhat during the fourth quarter of 2001, the fundamentals underlying the poor performance (low electricity prices, low gas prices, mild weather and weak demand) continued.

HOW WAS THE FUND AFFECTED BY MARKET AND ECONOMIC CONDITIONS?
As the global economic slump dragged on into its second year, many companies of all kinds decreased production and laid off staff. With less equipment and fewer workers requiring electricity and other utilities, usage dropped. Unseasonably mild weather this winter further undercut the need for power or gas to run heating systems. This oversupply tended to drive down prices. Declining revenues and profits compressed utilities' stock values.
   Even before the September terrorist attacks, major stock market indexes had been declining for more than a year. After markets reopened on September 17, the Dow Jones Industrial Average experienced its worst week in more than 60 years, losing more than 14% of its value in just four days. After that week, however, stock values began to recover and continued to rise through the fourth quarter of 2001.

HOW ABOUT PROBLEMATIC FACTORS UNIQUE TO THE UTILITY INDUSTRY?
As many countries experiment with deregulation, utilities around the world are going through significant restructuring, leading to shifts in capital and assets. Deregulated environments give utility companies opportunities for higher revenues and profits, but also expose them to higher risks, including greater sensitivity to general economic conditions.
   A prime example was the acrimonious confrontation in California over who was responsible for the state's rolling blackouts early in 2001. The state deregulated the wholesale power market but retained price caps at the retail level. When a drought cut hydroelectric generating capacity at the same time gas-fired plants faced soaring natural gas prices, the retail cap kept power producers from passing on the increased costs to their customers, creating a crisis.

[COVER PICTURE HERE]

FUND AT A GLANCE

AIM Global Utilities Fund seeks to achieve a high total return by investing in securities of domestic and foreign utility companies.

INVESTMENT STYLE: GROWTH at a Reasonable Price--GARP (Draws on the strength of both value and growth investing to identify companies with strong growth prospects and attractive valuations)

o Invests in companies providing power generation and transmission, telecommunications, natural gas and water to consumers

o Seeks to take advantage of the worldwide trend toward deregulation of the utility industry

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TOP 10 COUNTRIES              TOP 10 INDUSTRIES
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 1. U.S.A.          77.7%      1. Electric Utilities                     42.8%
 2. United Kingdom   4.4       2. Integrated Telecommunication Services  14.6
 3. Spain            3.0       3. Multi-Utilities                        11.4
 4. Italy            1.9       4. Gas Utilities                          10.5
 5. France           1.7       5. Telecommunications Equipment            2.1
 6. Brazil           1.1       6. Wireless Telecommunication Services     1.9
 7. Germany          1.0       7. Industrial Conglomerates                1.9
 8. Canada           0.9       8. Integrated Oil & Gas                    1.4
 9. Japan            0.8       9. Broadcasting & Cable TV                 1.2
10. Finland          0.7      10. Oil & Gas Exploration & Production      1.1

The fund's portfolio is subject to change, and there is no guarantee that the fund will continue to hold any particular security.
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                      PORTFOLIO COMPOSITION BY INVESTMENT

                                   PIE CHART

Oil & Gas 3%
(Exploration & Production and Integrated)

Gas Utilities 11%

Other 13%

Multi-Utilities 11%

Telecommunications 19%
(Services and Equipment)

Electric Utilities 43%


WHAT STEPS DID THE FUND TAKE TO RESPOND TO THESE CIRCUMSTANCES?
Fund assets invested in foreign countries were increased slightly, while about three-quarters of assets remained in the stocks of U.S. companies. Electric power and telecommunications services, which are the largest segments of the total utility sector, continue to make up the largest segments of the portfolio. The fund bought stocks in electric companies that were more regulated, because their revenues are less sensitive to pricing. Strong relative performance increased the value of some of the telecommunications holdings. Multi-utilities and gas utilities remained significant in the portfolio.

WHAT ARE SOME HOLDINGS THAT BENEFITED THE FUND?

o DTE Energy is engaged in the generation, purchase, transmission, distribution and sale of electric energy in southeastern Michigan. Its revenues rose substantially during the nine months ended September 30, 2001.
o Westcoast Energy generates power, distributes natural gas and provides pipeline storage, transportation and services. Its earnings per common share rose dramatically from third quarter 2000 to third quarter 2001, due partly to the sale of two Canadian power generating facilities.
o Southern Co., a holding company for Alabama, Georgia, Gulf, Mississippi and Savannah public utility companies, saw its stock appreciate substantially this year.

WHAT WERE CONDITIONS LIKE AT THE CLOSE OF THE YEAR?
Inflation remained low and energy prices had dropped sharply, but the economy remained in recession, continuing to depress utility usage. Utility companies' earnings typically increase as prices rise for electricity, gas and telecommunications. Whenever economic recovery begins, it is likely that increasing demand will boost prices for utilities' services, improving earnings. Unusually mild weather during the past year has also reduced the use of heating and cooling systems. A return of more typical weather patterns could likewise increase the demand for electricity and gas.
    At year's end, utility stocks were at historically low valuations, providing excellent buying opportunities among the securities of firms with good fundamentals and strength enough to endure until a market turnaround. Many analysts believe that the market has already factored into stock prices the poor corporate earnings expected for the next quarter or so, allowing for a quick rebound when earnings improve. Utilities are necessary services that are tied directly to economic growth, so we consider it reasonable to anticipate that utilities will see their stock values rise as the next economic upturn increases the demand for their services.

          See important fund and index disclosures inside front cover.

YOUR FUND'S LONG-TERM PERFORMANCE

AVERAGE ANNUAL TOTAL RETURNS

AS OF 12/31/01, including sales charges
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CLASS A SHARES
 10 Years              7.11%
  5 Years              4.91
  1 Year             -32.28

CLASS B SHARES
Inception (9/1/93)     5.37%
  5 Years              4.98
  1 Year             -32.39

CLASS C SHARES
Inception (8/4/97)     3.36%
  1 Year             -29.58

DUE TO RECENT SIGNIFICANT MARKET VOLATILITY, RESULTS OF AN INVESTMENT MADE TODAY MAY DIFFER SUBSTANTIALLY FROM THE HISTORICAL PERFORMANCE SHOWN. CALL YOUR FINANCIAL ADVISOR FOR MORE CURRENT PERFORMANCE.

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RESULTS OF A $10,000 INVESTMENT
12/31/91-12/31/01

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AIM GLOBAL UTILITIES
FUND, CLASS A SHARES   LIPPER   S & P 500 INDEX
12/91    9450          10000        10000
12/92    10199         10886        10761
12/93    11455         12345        11844
12/94    10131         11199        11999
12/95    12974         14235        16502
12/96    14773         15566        20284
12/97    18273         19566        34778
12/98    21196         23166        36232
12/99    28429         26531        39973
12/00    27711         28805        39615
12/01    19869         22654        33723

                                 MOUNTAIN CHART

Source: Lipper, Inc.

Past performance cannot guarantee comparable future results.
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This chart compares AIM Global Utilities Fund's Class A shares to benchmark indexes. It is intended to give you an idea of how your fund performed compared to those indexes over the period 12/31/91--12/31/01.
    It is important to understand the differences between your fund and an index. An index measures the performance of a hypothetical portfolio. A market index such as the S&P 500 Index is unmanaged and incurs no sales charges, expenses or fees. If you could buy all the securities that make up a market index, you would incur expenses that would affect the return on your investment. An index of funds such as the Lipper Utility Fund Index includes a number of mutual funds grouped by investment objective. Each of those funds interprets that objective differently, and each employs a different management style and investment strategy.
    Your fund's total return includes sales charges, expenses and management fees. Performance of the fund's Class A, Class B and Class C shares will differ due to different sales charge structures and class expenses. For fund performance calculations and indexes used in this report, please see the inside front cover.
    Performance shown in the chart and table does not reflect taxes a shareholder would pay on fund distributions or on redemption of fund shares. Index performance does not reflect the effects of taxes either.